Filed pursuant to Rule 424(b)3
SEC File No. 333-130260

Prospectus

$100,000,000

SHANGHAI CENTURY ACQUISITION CORPORATION

12,500,000 Units

Shanghai Century Acquisition Corporation is a Cayman Islands blank check company recently formed for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or control, through contractual arrangements, an operating business having its primary operations in the People’s Republic of China. Our efforts in identifying a prospective target business will not be limited to a particular industry. We do not have any specific merger, capital stock exchange, asset or stock acquisition or other business combination or contractual arrangements under consideration, and we have not, nor has anyone on our behalf, engaged in discussions with representatives of other companies, with respect to such a transaction. However, our existing shareholders and members of our management have advised a number of their contacts that a pool of capital is being raised and that we intend to seek an acquisition after the consummation of this offering. At no time have any of our existing shareholders or members of our management had any substantive discussions with these contacts regarding any potential target businesses. Such contacts have not introduced to us or pre-selected for us any potential target businesses.

This is an initial public offering of our securities. Each unit consists of:

•	one ordinary share; and

•	one redeemable warrant.

Each redeemable warrant entitles the holder to purchase one ordinary share at a price of $6.00. Each redeemable warrant will become exercisable on the later of our completion of a business combination or April 23, 2007, and will expire on April 23, 2010, or earlier upon redemption.

We have granted the underwriters a 45-day option to purchase up to 1,875,000 additional units solely to cover over-allotments, if any (over and above the 12,500,000 units referred to above). The option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to I-Bankers Securities Incorporated, WR Hambrecht + Co and Ladenburg Thalmann & Co. Inc., the representatives of the underwriters, for $100, as additional proceeds, an option to purchase up to a total of 1,000,000 units at a per-unit offering price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the redeemable warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the redeemable warrants included in the units sold in this offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, ordinary shares or redeemable warrants. We have applied to have the units listed on the American Stock Exchange, under the symbol SHA.U on or promptly after the date of this prospectus. Assuming that the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the ordinary shares and redeemable warrants will be listed on the American Stock Exchange under the symbols SHA and SHA.WS, respectively. We cannot assure you, however, that any of such securities will be or continue to be listed on the American Stock Exchange. In the event that the securities are not listed on the American Stock Exchange, we anticipate that the units will be quoted on the OTC Bulletin Board but we cannot assure you that our securities will be so quoted or, if quoted, will continue to be quoted.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per unit	$8.00	$0.32	$7.68
Total	$100,000,000	$4,000,000	$96,000,000

(1)	This amount does not include $3,000,000 of the underwriting discount ($0.24 per unit), equal to 3% of the gross proceeds of this offering (which includes a non-accountable expense allowance equal to 1% of the gross proceeds in this offering, excluding the over-allotment option), which the underwriters have agreed will be deferred and will be paid to the underwriters only upon the consummation of a business combination, less $0.24 for each share converted to cash in connection with our business combination. Such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in the trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee upon the consummation of a business combination. If a business combination is not consummated, such deferred discount will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred discount.

Of the net proceeds we receive from this offering, $95,000,000 ($7.60 per unit) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes $3,000,000 ($0.24 per unit) which will be paid to the underwriters if a business combination is consummated (less $0.24 for each share converted to cash in connection with our business combination) but will be forfeited by the underwriters if a business combination is not consummated. We are offering the units for sale on a firm-commitment basis. I-Bankers Securities Incorporated, WR Hambrecht + Co and Ladenburg Thalmann & Co. Inc. acting as representatives of the underwriters, expect to deliver our securities to investors in the offering on or about April 28, 2006.

I-Bankers Securities, Inc.	WR Hambrecht + Co

Ladenburg Thalmann & Co. Inc.

April 24, 2006

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Shanghai Century Acquisition Corporation. Unless otherwise specified, references to “China” or “PRC” refer to the People’s Republic of China as well as the Hong Kong Special Administrative Region, or “Hong Kong SAR,” and the Macau Special Administrative Region, or “Macau SAR,” but does not include Taiwan. All references to “RMB” or “Renminbi” are to the legal currency of China and all references to “US dollars” and “$” are to the legal currency of the United States. Discrepancies in tables included in this prospectus between totals and sums of the amounts listed are due to rounding. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Introduction

We are a blank check company organized under the laws of the Cayman Islands on April 25, 2005. We were formed to acquire, through a stock exchange, asset acquisition or other similar business combination, or control, through contractual arrangements, an operating business having its primary operations located in the PRC. Our efforts in identifying a prospective target business will not be limited to a particular industry. We do not have any specific merger, capital stock exchange, asset or stock acquisition or other business combination or contractual arrangements under consideration, and we have not, nor has anyone on our behalf, engaged in discussions with representatives of other companies, with respect to such a transaction. We have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. However, our existing shareholders and members of our management have advised a number of their contacts that a pool of capital is being raised and that we intend to seek an acquisition after the consummation of this offering. At no time have any of our existing shareholders or members of our management had any substantive discussions with these contacts regarding any potential target businesses. Such contacts have not introduced to us or pre-selected for us any potential target businesses. Finally, there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least equal to 80% of our net assets at the time of the business combination. In the event we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. We may further seek to acquire a target business that has a fair market value in excess of 80% of the net assets we have on the consummation of this offering by raising additional funds through the sale of our securities, through loans or a combination of both.

Opportunities for market expansion have emerged for businesses with operations in the PRC due to certain changes in the PRC’s political, economic and social policies, as well as certain fundamental changes affecting the PRC and its neighboring countries and regions. We believe that the PRC represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

•	the existence of a prolonged economic expansion within the PRC, with gross domestic product growth of approximately 9% on average over the last 25 years, growth of 9.5% for 2004, according to the China Statistical Yearbook 2005, and estimated growth of 9.8% in 2005 according to the Vice Minister of the PRC National Development and Reform Commission;

•	increased government focus within the PRC on privatizing assets, improving foreign trade and encouraging business and economic activity;

•	access to a highly trained and educated workforce as well as favorable labor rates and efficient, low-cost manufacturing capabilities; and

•	attractive valuations for target businesses within the PRC.

Although our efforts in identifying a prospective target business will not be limited to a particular industry, we initially intend to seek as potential acquisition targets companies displaying a number of the following characteristics:

•	recurring revenue;

•	stable cash flow;

•	opportunities for organic and acquisition growth;

•	annual revenues of $50 million to $500 million;

•	at or near profitability;

•	a superior management team; and

•	books and accounts that have been audited by a fully qualified auditing firm duly registered in the PRC and proper business records.

We believe that companies with these characteristics are more likely to be headquartered in the region of China comprising the city of Shanghai and its neighboring provinces of Jiangsu and Zhejiang, which is sometimes referred to as the Yangtze River Delta or Eastern China. References to “China” and “the country” in this section refer to mainland China only; they do not include the Hong Kong SAR, Macau SAR or Taiwan. The economy of the Yangtze River Delta is the fastest growing of any region of China. According to the PRC State Statistics Bureau, although Shanghai municipality, Jiangsu province and Zhejiang province combined accounted for only 10.69% of China’s population in 2004, they accounted for 24.96% of China’s gross domestic product (“GDP”), 34.99% of the country’s foreign invested enterprises, and 28.73% of completed real estate construction investment. Also, according to the China Statistical Yearbook 2005, Shanghai is China’s richest municipality with a per capita GDP that is 49% higher than the GDP of second place Beijing and 90% higher than the GDP of third place Tianjin. According to the China Statistical Yearbook 2005, Shanghai’s per-capita GDP is 49.07% higher than Beijing’s and 49.37% higher than Tianjin’s. Zhejiang province enjoys a per-capita GDP that is larger than any other province in China. With a combined population of 138.95 million in 2004, Shanghai municipality and the provinces of Jiangsu and Zhejiang offer a larger market than the 83.04 million population base of Guangdong province.

We believe that the Yangtze River Delta region has replaced Guangdong province as China’s most attractive investment location. Indeed, in 2003, according to the Jiangsu and Guangdong Provincial Yearbooks 2004, Jiangsu province alone with $15.8 billion in utilized foreign investment outstripped Guangdong province for the first time and the Yangtze River Delta region as a whole had 33.08% of the country’s total number of foreign-invested industrial enterprises. In 2004, according to the China Statistical Yearbook 2004, the region accounted for over one-fifth of China’s wholesale, retail, trade and catering GDP and 22.3% of China’s health care, sports and social welfare GDP.

Average discretionary incomes and consumer expenditure levels in the Yangtze River Delta region have also substantially increased in recent years. In 2004, according to figures posted on the website of the PRC State Statistics Bureau, the average annual discretionary income of urban Shanghai residents reached RMB16,683 per capita, a growth of 9.7% from 2003, the average discretionary income of urban Jiangsu residents reached RMB10,482 per capita, a growth of 13.2% from 2003, and the average discretionary income of urban Zhejiang residents reached RMB14,456 per capita, a growth of 9.7% from 2003. Also, according to the China Statistical Yearbook 2005, the consumer expenditure level of Shanghai residents rose to RMB12,631 per capita in 2004, an increase of 12.6% from 2003, the consumer expenditure level of Jiangsu urban residents rose to RMB7,332 per capita in 2004, an increase of 9.3% from 2003, and the consumer expenditure level of Zhejiang urban residents rose to RMB 10,636 per capita in 2004, an increase of 9.5% over 2003.

Shanghai in particular, and the Yangtze River Delta region as a whole, constitute an excellent base for countrywide distribution, marketing and sourcing. Companies are spread across a spectrum of attractive locations. Apart from Shanghai itself, cities across two arcs—Nanjing, Wuxi and Suzhou spanning southern Jiangsu, and Hangzhou, Shaoxing and Ningbo across northern Zhejiang—are homes to many high growth companies. The region has convenient air, sea, road and rail links within China and the rest of the world. The port of Shanghai is the second busiest in the world and exports more than a quarter of China’s output, with work underway to triple its capacity. The infrastructure of the region is undergoing constant improvement. One illustrative project is the Hangzhou Bay Trans-Oceanic Bridge, a $1.4 billion, 33 km. bridge linking Shanghai to the port city of Ningbo to the south, which is scheduled to open in 2009 and create closer economic ties within the Yangtze River Delta region.

We intend to acquire an operating business through a stock exchange, asset acquisition or other similar business combination; however, there are a number of industries in China in which direct foreign investment is restricted (including telecommunications services, online commerce and advertising). Therefore, if our target business is an industry that is subject to these requirements we may seek to acquire control of our target business through contractual arrangements with licensed companies operating in China and their owners. We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business and its shareholders enter into a series of contracts that are designed to secure for us economic benefits and to assume by us the risks of losses that are substantially similar to full ownership. These contracts could, for example, result in a structure where, in exchange for our payment of the acquisition consideration, the target business would be owned 100% by Chinese residents whom we designate, and the target business would continue to hold the requisite licenses necessary to operate its business. We may also establish a new subsidiary in China which would provide technology, technical support, consulting and related services to the target business in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the target business.

We are a Cayman Islands company and our offices are located at Suite 1002, 10th Floor, 43 Lyndhurst Terrace, Central, Hong Kong SAR, China, and our telephone number at that office is (852) 2845-8989.

The Offering

Securities offered:	12,500,000 units, at $8.00 per unit, each unit consisting of:

•	one ordinary share; and

•	one redeemable warrant.

The units are expected to begin trading on or promptly after the date of this prospectus. Each of the ordinary shares and redeemable warrants may trade separately on the 90th day after the date of this prospectus unless the representatives of the Underwriters determine that an earlier date is acceptable. In no event will the representatives of the Underwriters allow separate trading of the ordinary shares and redeemable warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report on Form 6-K, including an audited balance sheet, as soon as practicable after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 6-K.

Representatives’ Unit Purchase Option	One option, at $100, to the representatives of the underwriters, to purchase up to a total of 1,000,000 units.

The units issuable upon exercise of this option are identical to the units sold in this offering, except that the redeemable warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the redeemable warrants included in the units sold in the offering). This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expires five years from the date of this prospectus.

Ordinary shares:

Number outstanding before this offering	3,125,000 shares

Number to be outstanding after this offering	15,625,000 shares (without giving effect to the exercise of redeemable warrants and the representatives’ unit purchase option)

Redeemable warrants:

Number outstanding before this offering	0

Number to be outstanding after this offering	12,500,000 redeemable warrants (without giving effect to the exercise of the representatives’ unit purchase option)

Exercisability	Each redeemable warrant is exercisable for one ordinary share.

Exercise price	$6.00, except for those warrants exercised under the representatives’ unit purchase option, which have an exercise price of $7.50.

Exercise period	The redeemable warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, or

•	April 23, 2007. Except for the redeemable warrants issued under the representatives’ unit purchase option, the redeemable warrants will expire at 5:00 p.m., New York City time, on April 23, 2010 or earlier upon redemption. The redeemable warrants issued under the representatives’ unit purchase option will expire at 5:00 p.m., New York City time, on April 23, 2011.

Redemption	We may redeem the outstanding redeemable warrants (including any warrants issued upon exercise of the unit purchase option sold to the representatives of the underwriters):

•	in whole and not in part,

•	at a price of $.01 per redeemable warrant at any time after the redeemable warrants become exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sales price of our ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

American Stock Exchange symbols for our:

Units	SHA.U

Ordinary shares	SHA

Redeemable warrants	SHA.WS

Offering proceeds to be held in trust:

$95,000,000 of the proceeds of this offering ($7.60 per unit) will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. Of this amount, up to 92,000,000 ($7.36 per unit) may be used by us for the purpose of effecting a business combination, and $3,000,000 ($0.24 per unit)

will be paid to the underwriters if a business combination is consummated less $0.24 for each share converted to cash in connection with our business combination, but will be forfeited by the underwriters if a business combination is not consummated. These proceeds will not be released until the earlier of the completion of a business combination or our liquidation; provided, however, that half of the interest earned on the trust account will be released to us each calendar quarter to fund our working capital requirements and general corporate purposes as set forth in the Investment Management Trust Agreement. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account (other than a portion of the interest earned) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

The $3,000,000 of the proceeds attributable to the underwriters’ discount will be paid to the underwriters upon completion of a business combination (less $0.24 for each share converted to cash in connection with our business combination) on the terms described in this prospectus or to our public shareholders upon our liquidation, but will in no event be available for use by us in a business combination. The underwriters will not be entitled to any interest accrued on the deferred amount. Prior to the consummation of a business combination, we may only pay expenses we have incurred from the net proceeds of this offering not held in the trust account and any interest earned and released to us as provided above.

None of the redeemable warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed, the redeemable warrant exercise price will be paid directly to us.

Shareholders must approve business combination:

We will seek shareholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require shareholder approval under applicable law. In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers, directors and advisor, have agreed to vote the ordinary shares owned by them immediately before this offering in accordance with the majority of the ordinary shares voted by the public shareholders. As used in this prospectus, “in accordance with the majority” means that such existing shareholders will vote the entirety of their ordinary shares owned by them immediately before this offering either for or against a business combination, as determined by the totality of the public shareholder vote. This voting arrangement shall not apply to shares included in units purchased in this offering by any of our existing shareholders or purchased following this offering in the open market by any of our existing shareholders. Accordingly, our existing shareholders may vote on a proposed business combination with respect to ordinary shares included in units purchased by them in this offering or acquired by them in the open market after this offering in any way they choose. We will proceed with a business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 20% of the ordinary shares sold in this offering exercise their redemption rights described below.

Redemption rights for shareholders voting to reject a business combination:

Public shareholders voting against a business combination will be entitled to redeem their shares into a pro rata share of the trust account, including $0.24 per share being held in the trust account attributable to the underwriters’ discount and any interest earned on their portion of the trust account, if the business combination is approved and completed, excluding interest previously released to us. Public shareholders who redeem their ordinary shares into a pro rata share of the trust account will be paid promptly following their exercise of redemption rights and will continue to have the right to exercise any warrants they own. Because the initial per share redemption price is approximately $7.60 per share, which is less than the $8.00 per unit price in this offering and may be lower than the market price of the ordinary shares on the date of conversion, there may be a disincentive on the part of public shareholders to exercise their redemption rights. Our existing shareholders are not entitled to redeem any ordinary shares held by them whether acquired by them prior to, as part of or after this offering, into a pro rata share of the trust account in connection with a business combination.

Liquidation if no business combination:

We will dissolve and promptly distribute only to our public shareholders the amount in our trust account (net of taxes payable on interest earned) plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). Our existing shareholders shall not participate in any such distribution with respect to the ordinary shares held by them prior to this offering, but they will participate in such distribution with respect to ordinary shares purchased by them in this offering or in the open market after this offering.

Escrow of existing shareholders’ shares:

On the date of this prospectus, all of our existing shareholders, including all of our officers, directors and advisor, will place the ordinary shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions for transfers to spouses, children and controlled trusts and companies, these shares will not be transferable during the escrow period and will not be released from escrow until (i) six months after the consummation of a business combination with respect to 20% of the ordinary shares held in the escrow account, and (ii) three years after the date of this prospectus with respect to the remaining 80% of the ordinary shares held in the escrow account. The ordinary shares held in the escrow account will only be released prior to these dates if we are forced to liquidate, or if following a business combination we engage in a subsequent transaction resulting in our shareholders having a right to exchange their shares for cash or other securities.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 11 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. The actual balance sheet data as of December 31, 2005 is derived from our audited financial statements. The as adjusted balance sheet data is unaudited. We have not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2005
	Actual	As Adjusted (2)
Working capital	$10,844	$92,569,105
Total assets	92,356	92,569,105
Total liabilities	81,512	—
Shareholders’ equity:
Ordinary shares, $0.0005 par value, 500,000,000 shares authorized; 3,125,000 shares issued and outstanding, as adjusted	1,562	6,563
Value of ordinary shares which may be redeemed for an interest in the trust fund, as adjusted ($7.60 per share) (1)	—	18,990,500
Additional paid-in capital	23,438	73,586,198
Deficit accumulated during the development stage	(14,156)	(14,156)

Shareholders’ equity (1)	$10,844	$92,569,105

(1)	If we consummate a business combination, the redemption rights afforded to our public shareholders may result in the redemption into cash of up to approximately 19.99% of the aggregate number of ordinary shares sold, or 2,498,750 shares, in this offering at a per-share redemption price equal to the amount in the trust account, inclusive of $0.24 per share being held in the trust account attributable to the underwriters’ discount and any accrued interest earned on their portion of the trust account not previously distributed to us and exclusive of the $3,000,000 which will be paid to the underwriters (less the $0.24 per share discussed above), as of two business days prior to the proposed consummation of a business combination divided by the number of ordinary shares sold in this offering. The amount of the $18,990,500 represents the possible cash redemption of 2,498,750 shares, and, if redeemed will result in a reduction of our as adjusted shareholders’ equity to $73,586,198.

(2)	The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds for the payment of our liabilities and the payment of the estimated remaining costs from such sale.

The as adjusted working capital and total assets amounts include the $92,000,000 (or $7.36 per unit) being held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period), we will be dissolved and the proceeds held in the trust account (including $3,000,000 to be held for the benefit of the underwriters) will be distributed solely to our public shareholders.

We will not proceed with a business combination if public shareholders owning 20% or more of the ordinary shares sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public shareholders owning up to approximately 19.99% of the ordinary shares sold in this offering exercise their redemption rights. If this occurred, we would be required to redeem to cash up to approximately 19.99% of the 12,500,000 ordinary shares sold in this offering, or

2,498,750 ordinary shares, at an initial per-share redemption price of $7.60, without taking into account interest earned on the trust account. This redemption obligation with respect to up to 19.99% of the ordinary shares sold in this offering will exist regardless of how a business combination is structured. The actual per-share redemption price will be equal to:

•	the amount in the trust account, including $0.24 per share being held in the trust account attributable to the underwriters’ discount and all accrued interest not previously released to us, as of two business days prior to the proposed consummation of the business combination, and

•	divided by the number of ordinary shares sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any negotiations regarding acquisitions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination, our public shareholders will receive less than $8.00 per share upon distribution of the trust account and our redeemable warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding redeemable warrants and, accordingly, the redeemable warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our shareholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination—Liquidation if no business combination.”

Under Cayman Islands law, the requirements and restrictions relating to this offering contained in our amended and restated articles of association may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our amended and restated articles of association set forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our amended and restated articles of association provides among other things, that:

•	prior to the consummation of our initial business combination, we shall submit such business combination to our shareholders for approval;

•	we may consummate our initial business combination if: (i) approved by a majority of the ordinary shares voted by the public shareholders, and (ii) public shareholders owning less than 20% of the ordinary shares purchased by the public shareholders in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public shareholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public shareholders their pro rata share of the trust account; and

•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets at the time of such business combination.

Our amended and restated articles of association prohibit the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the amended and restated articles of association under Cayman Islands law has not been settled. A court could conclude that the prohibition on amendment violated the shareholders’ implicit rights to amend the amended and restated articles of association. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our shareholders. However, we view the foregoing provisions as obligations to our shareholders and we will not take any actions to waive or amend any of these provisions.

You will not be entitled to protections normally afforded to investors of blank check companies under the United States securities laws.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Report on Form 6-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders could be less than $7.60 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements. There is also no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public shareholders and the per-share liquidation price could be less than $7.60 plus interest not previously released to us, due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, our officers and directors, severally, in accordance with their respective beneficial ownership interests in us, will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of various vendors, prospective target business or other entities that are owed money by us for services rendered or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations.

Since we have not currently selected a particular industry or prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the industry or target business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. For example, if we complete a business combination with a business in a regulated industry, we may be subject to various regulatory risks associated with that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination—We have not identified a target business or target industry.”

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003 and as of January 1, 2006, based upon publicly available information, approximately 41 similarly structured blank check companies have completed initial public offerings. Of these companies, as of January 1, 2006 only four companies have consummated a business combination, while five other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, as of January 1, 2006 there were approximately 37 blank check companies with more than $1.9 billion in trust that are seeking to carry out a business plan similar to our business plan. While some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which, as a result, will increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that as of January 1, 2006 only two of such companies have completed a business combination and five of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly-held blank check companies like ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than a blank check company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included: management’s perceptions of the number of potential competitors that exist to acquire businesses in the PRC, the financial resources of those potential competitors and, therefore, the potential target size of the businesses they may seek to acquire and management’s belief as to the capital required to facilitate a combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity in the PRC. However, although these factors were considered, the determination of our per unit offering price and the aggregate proceeds we are raising in this offering is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to. There can be no assurance that management’s perceptions accurately reflect the actual facts with respect to any of the factors considered.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our existing shareholders have authorized the issuance of up to 50,000,000 ordinary shares, par value $0.0005 per share, and 5,000,000 preferred shares, par value $0.0005 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 34,375,000 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of ordinary shares upon full exercise of our outstanding redeemable warrants and the purchase option granted to I-Bankers Securities Incorporated, WR Hambrecht + Co and Ladenburg Thalmann & Co. Inc., the representatives of the underwriters) and all of the 5,000,000 preferred shares available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional ordinary shares or preferred shares, or a combination or ordinary shares and preferred shares, to complete a business combination. The issuance of additional ordinary shares or preferred shares:

•	may significantly reduce the equity interest of investors in this offering;

•	will likely cause a change in control if a substantial number of our ordinary shares are issued and most likely result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our securities.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination—Selection of a target business and structuring of a business combination.”

Our ability to successfully effect a business combination and to be successful afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. We can give you no assurance that our key personnel or our directors will remain with the Company until we complete a business combination. In addition, the future role of our key personnel and our directors following a business combination cannot presently be fully ascertained. It is likely that we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers, directors and advisor may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers, directors and advisor are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers, directors and advisor may be involved or in the future may become affiliated with other businesses, including other blank check companies, which could cause a conflict of interest as to which business they may present a viable acquisition opportunity.

Our officers, directors and advisor may be involved or in the future may become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. Humphrey P. Polanen, a director, is affiliated with Sand Hill IT Security Acquisition Corp., a blank check company organized on April 15, 2004 for the purpose of acquiring an operating business in the IT security industry, which announced that they have entered into a definitive merger agreement on October 27, 2005. Our officers, directors and advisor may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they may be affiliated. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. See “Management—Prior Involvement of Principals in Blank Check Companies.”

All of our existing officers, directors and advisor own ordinary shares which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our existing officers, directors and advisor own ordinary shares in our company, but have waived their right to receive distributions upon our liquidation upon our failure to complete a business combination. Additionally, our officers, directors and advisor have collectively agreed with the representatives of the underwriters that they and certain of their affiliates or designees will purchase redeemable warrants in the open market following this offering. The ordinary shares and redeemable warrants currently owned by our officers, directors and advisor and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our officers, directors and advisor may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our officers’, directors’ and advisors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Our existing shareholders’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interest.

Our existing shareholders, which includes all of our officers and directors, and advisors who hold shares, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account unless the business combination is consummated. The amount of available proceeds is based on management estimates of the funds needed for operations and to consummate a business combination, and those estimates may prove to be inaccurate. The financial interest of our officers, directors and advisors could influence their motivation in selecting a target business as certain business combinations may involve the repayment of expenses while others may not. For instance, our officers and directors may, as part of any such combination, negotiate the repayment of some or all of their out-of-pocket expenses in excess of the amount in the trust account, which if not agreed to by the target business’ owners, could cause our officers, directors and advisors to view such potential business combination unfavorably, thereby resulting in a conflict of interest. As a result, our officers, directors and advisors may have a potential conflict of interest when determining whether or not a particular business combination is in the shareholders’ best interest.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is possible that we will only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business.

The net proceeds from this offering will provide us with approximately $92,000,000 which we may use to complete a business combination. Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously at the time of the business combination is at least 80% of our net assets at the time of the business combination. While we may be able to purchase more than one target business using our equity securities as consideration for the acquisition or raising additional funds through the sale of our securities or through loan arrangements, we have no agreements or arrangements for such additional funding. We therefore believe that it is most likely that we will have the ability to effect only a single business combination.

In the event we acquire a single target business, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations. See “Effecting a Business Combination—Probable lack of business diversification.”

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering, only $558,261 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to half of the interest earned on the trust account each calendar quarter, if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. In such event, we would need to borrow funds from our insiders or others or be forced to liquidate.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek shareholder approval of a business combination may delay the consummation of a transaction, and our obligation to redeem into cash the ordinary shares held by public shareholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding redeemable warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to redeem into cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

Our existing shareholders, including our officers, directors and advisor, control a substantial interest in us and thus may influence certain actions requiring shareholder vote.

Upon consummation of our offering, our existing shareholders (including all of our officers, directors and advisor) will collectively own 20% of our issued and outstanding ordinary shares (assuming they do not purchase units in this offering). None of our existing shareholders, officers, directors or advisor has indicated to us that they intend to purchase units in this offering. Any ordinary shares acquired by existing shareholders in this offering or by existing shareholders in the open market after this offering will be considered as part of the holding of the public shareholders and will have the same voting rights as other public shareholders with respect to a potential business combination, but such existing shareholders have agreed that they will not seek redemption with respect to such shares in connection with any vote to approve a business combination. Accordingly, they may vote on a proposed business combination with respect to shares acquired by them in this offering or in the open market in any way they choose, but will not be able to exercise redemption rights with respect to a potential business combination.

Because of management’s agreement with the representatives of the underwriters to make open market purchases of the warrants during the 20-trading day period beginning the later of the date separate trading of the ordinary shares and warrants begins or 60 calendar days after the end of the “restricted period” under Regulation M promulgated by the SEC, our existing shareholders may obtain an even larger ownership block to our ordinary shares upon exercise of the warrants which could permit them to influence the outcome of all matters requiring approval by our shareholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination. For a more complete discussion, including a detailed description of when such purchases may begin under Regulation M, please see the section of this prospectus entitled “Principal Shareholders.”

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing shareholders will continue to exert control at least until the consummation of a business combination. In addition, our existing shareholders and their affiliates and relatives are not prohibited from purchasing units in this offering or securities in the open market. If they do, we cannot assure you that our existing shareholders will not have considerable influence upon the vote in connection with a business combination.

Our existing shareholders paid an aggregate of $25,000, or approximately $0.008 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share of our ordinary shares and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing shareholders acquired their ordinary shares at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.38% or $2.35 per share (the difference between the pro forma net tangible book value per share of $5.66, and the initial offering price of $8.00 per unit).

Our outstanding redeemable warrants may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing redeemable warrants to purchase 12,500,000 ordinary shares. We will also issue an option to purchase 1,000,000 units to the representatives of the underwriters which, if exercised, will result in the issuance of an additional 1,000,000 redeemable warrants. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these redeemable warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of our issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our redeemable warrants and, if we undertake to do so, any options we issue, may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the ordinary shares underlying the redeemable warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these redeemable warrants and options are exercised, you may experience dilution to your holdings.

Our existing shareholders’ and the representatives of the underwriters obligation to purchase warrants in the open market during the first 20 trading days beginning the later of the date separate trading of the warrants has commenced or 60 calendar days after the end of the “restricted period” under Regulation M may support the market price of the warrants during such period and, accordingly, the termination of the support provided by such warrant purchases may materially adversely affect the market price of the warrants.

Our officers, directors and advisor have agreed severally, pursuant to an agreement with the representatives of the underwriters, that they or certain of their affiliates or nominees will purchase up to 1,500,000 warrants in the open market at market prices not to exceed $0.80 per warrant during the 20-trading day period commencing on the later of the date separate trading of the warrants commences or 60 calendar days after the end of the “restricted period” under Regulation M. Our officers, directors and advisor will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any warrants purchased in the open market pursuant to such agreements until following the consummation of a business combination. In addition, subject to any regulatory restrictions, the representatives of the underwriters have agreed that it or certain of its principals, affiliates or designees will purchase up to 1,000,000 warrants at market prices not to exceed $0.80 per warrant during the same 20-trading day period and will not be able to sell or transfer any such amounts until following the consummation of a business combination. Such warrant purchases may serve to support the market price of the warrants during such 20-trading day period at a price above that which would prevail in the absence of such purchases by our officers, directors and advisor and the representatives of the underwriters. However, the agreements and the representatives of the underwriters obligation to purchase warrants shall terminate at the end of such 20-trading day period or the earlier purchase of the maximum number of warrants by each respective party. The termination of the support provided by the warrant purchases may materially adversely affect the market price of the warrants.

If our existing shareholders exercise their registration rights, it may have an adverse effect on the market price our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

Our existing shareholders are entitled to demand that we register the resale of their ordinary shares at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before (i) six months after the consummation of a business combination with respect to 20% of the ordinary shares held in the escrow account, and (ii) three years after the date of this prospectus with respect to the remaining 80% of the ordinary shares held in the escrow account. If our existing shareholders exercise their registration rights with respect to all of the ordinary shares held by them as of the date of this prospectus, then there will be an additional 3,125,000 ordinary shares eligible for trading in the public market. The presence of this additional number of ordinary shares eligible for trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our securities.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, shareholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of our securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our ordinary shares constitute a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•	a limited amount of news and analyst coverage for our Company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities”

with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expenses that we have not budgeted.

Because we may be deemed to have no “independent” directors, actions taken and expenses incurred by our officers and directors on our behalf will generally not be subject to “independent” review.

Each of our directors owns our ordinary shares and, although no compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case. If actions are taken, or expenses are incurred that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our ordinary shares held by the public shareholders.

Because our initial shareholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 is less than the required $2,925,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the initial shareholders may not adequately protect investors.

Risks associated with our acquisition of a target business in the PRC

After a business combination, substantially all of our assets could be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal developments in China.

The PRC’s economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects.

Since 1978 China has been one of the world’s fastest-growing economies in terms of gross domestic product, or GDP, growth. We cannot assure you, however, that such growth will be sustained in the future. Moreover, the recent slowdown in the economies of the European Union and certain Asian countries may adversely affect economic growth in China. If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and if we make an acquisition, the ability of that target business to become profitable.

Our ability to find an attractive target business with which to consummate a business combination is based on the assumption that the Chinese economy will continue to grow. The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our financial condition and results of operations may be adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that China’s economic, political or legal systems will not develop in a way that becomes detrimental to our business, results of operations and prospects.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

To comply with applicable Chinese regulations, we may effect a business combination by paying consideration to the owners of the target business and then making contractual arrangements between our company, subsidiaries and/or affiliates and Chinese companies holding the licenses required to engage in the specific industry of the target business and its shareholders. In that case, the target business would be owned by Chinese residents (most likely designated by our company) rather than directly by our company. If we choose to effect this type of business combination, we would expect to negotiate agreements that are designed to give us the full economic benefits and control of full direct ownership. However, these contractual arrangements may not be as effective in providing us with the same economic benefits or control over a target business as direct ownership would. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the acquisition.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

Deterioration of China’s political relations with the United States, Europe, or other Asian nations could make Chinese businesses less attractive to Western investors.

The relationship between the United States and China is subject to sudden fluctuation and periodic tension. Changes in political conditions in China and changes in the state of foreign relations are difficult to predict and could adversely affect our operations or cause potential target businesses or services to become less attractive. This could lead to a decline in our profitability. Any weakening of relations between the United States, Europe, or other Asian nations and China could have a material adverse effect on our operations even after the successful completion of a business combination.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could lead to a significant decrease in our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. If similar restrictions are imposed, it may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a decline in our profitability.

Because Chinese law will govern almost all of any target business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Chinese law will govern almost all of our target business’ material agreements, some or many of which could be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in China over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our operations.

Because most of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce U.S. court judgments against them in the PRC.

Three of our directors and all of our officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets could be located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under United States federal securities laws. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the United States federal securities laws.

Because any target business with which we attempt to complete a business combination will be required to provide our shareholders with financial statements prepared in accordance with or reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of United States federal securities laws, in order to seek shareholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which are reconciled to, U.S. generally accepted accounting principles, or GAAP. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, we will not be able to acquire that proposed target business. These financial statements may limit the pool of potential target businesses which we may acquire.

Restrictions on currency exchange may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to China’s rules and regulations on currency conversion. In China, the State Administration for Foreign Exchange (“SAFE”) regulates the conversion of the Chinese Renminbi into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, the entity in which we invest in China will likely be a FIE as a result of our ownership structure. FIEs holding such registration certificates, which must be renewed annually, are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investments, loans, and securities, require approval of the SAFE. We cannot assure you that the Chinese regulatory authorities will not impose further restrictions on the convertibility of the Chinese Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of China.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.

We will prepare our financial statements in United States dollars, but payroll and other costs of non-United States operations will be payable in foreign currencies, primarily Renminbi. To the extent future revenue is denominated in non-United States currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results. The value of Renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the United States dollar. Fluctuations in the Renminbi exchange rate could adversely affect our ability to find an attractive target business with which to consummate a business combination and to operate our business after a business combination.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

Regulations were issued on January 24, 2005, on April 8, 2005 and on October 21, 2005, by the PRC State Administration of Foreign Exchange, or SAFE, that will require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities; however, there has been a recent announcement that such regulations may be partially reversed. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion. More recently, however, new regulations have been drafted that would partially reverse the policy that requires Chinese companies to obtain permission from SAFE to own overseas corporate entities.

As a result of the lack of implementing rules, the uncertainty as to when the new draft regulations will take effect, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our acquisition strategy and adversely affect our operations. See “Government Regulations—Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions”.

Risks associated with the offering

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

After we consummate a business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under Cayman Islands law.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets are located outside the United States. In addition, a majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or executive officers.

Our corporate affairs are governed by our memorandum and articles of association, the Cayman Islands Companies Law (2004 Revision) of the Cayman Islands, or the Companies Law and the common law of the

Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The Cayman Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

•	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. For a discussion of significant differences between the provisions of the Companies Law of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law.”

We may become a passive foreign investment company, which could result in adverse U.S. tax consequences to U.S. investors.

If we are determined to be a passive foreign investment company, known as a “PFIC”, U.S. holders (as defined in the section of this prospectus captioned “Taxation—United States Federal Income Taxation—Passive Foreign Investment Company” ) could be subject to adverse United States federal income tax consequences. Specifically, if we are determined to be a PFIC for any taxable year, each U.S. holder may be subject to increased tax liabilities under U.S. tax laws and regulations and may be subject to additional reporting requirements. The determination of whether we are a PFIC will be made on an annual basis and will depend on the composition of our income and assets, including goodwill. The calculation of goodwill will be based, in part, on the market value of our ordinary shares from time to time, which may be volatile. In general, we will be classified as a PFIC for any taxable year in which either (1) at least 75% of our gross income is passive income or (2) at least 50% of the value (determined on the basis of a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income. For purposes of these tests, cash, including working capital, and investments are considered assets that produce or are held for the production of passive income. Newly formed corporations, such as us, are excepted out of the PFIC rules for their first year of existence. In addition, we expect to conduct our affairs in a manner so that we will not qualify as a PFIC in the foreseeable future. Our determination of whether we are a PFIC is not binding on the Internal Revenue Service. We cannot assure you that we will not be a PFIC in any future year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. holders, see the section of this prospectus captioned “Taxation—United States Federal Income Taxation—Passive Foreign Investment Company.”

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds	$100,000,000	$115,000,000

Offering expenses (1)
Underwriting discount (2)	4,000,000	4,600,000
Contingent underwriting compensation (3)	3,000,000	3,300,000
Legal fees and expenses	300,000	300,000
Printing and engraving expenses	30,000	30,000
Accounting fees and expenses	20,000	20,000
SEC registration fee	25,489	25,489
NASD registration fee	22,640	22,640
Miscellaneous expenses (including AMEX listing application expenses)	43,610	43,610

Net proceeds
Held in trust for our benefit	92,000,000	105,950,000
Not held in trust	558,261	708,261

Total net proceeds	$92,558,261	$106,658,261

Use of net proceeds not held in trust
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination (4)	$150,000	26.8%
Staff costs	50,000	9.0%
Payment for office space to FDC Consultants Limited and for administrative and support services ($7,500 per month for two years)	180,000	32.2%
Legal and accounting fees relating to SEC reporting obligations	50,000	9.0%
Working capital to cover miscellaneous expenses, D&O insurance and reserves	$128,261	23.0%

Total	$558,261	100.00%

(1)	As of December 31, 2005, $54,065.29 of the offering expenses have already been paid from advances under the revolving credit agreement as described below. These consist of $23,406.25 for the SEC registration fee, $22,640 for the NASD registration fee and $8,019.04 miscellaneous expenses. In addition, as of December 31, 2005, management has incurred approximately $22,000 in reimbursable offering expenses that will be reimbursed by the Company following completion of this offering for items such as travel, translation costs, and administrative expenses.

(2)	Represents 4% of the gross proceeds from the sale of the 12,500,000 units in this offering ($4,000,000) and 4% of the gross proceeds from the sale of the 1,875,000 units subject to the underwriters’ over-allotment option ($600,000).

(3)	Represents 3% of the gross proceeds from the sale of 12,500,000 units in this offering ($3,000,000) and 2% of the gross proceeds from the sale of 1,875,000 units subject to the underwriters’ over-allotment ($300,000) that will be paid to the underwriters only upon consummation of a business combination, less $0.24 for each share converted to cash in connection with our business combination. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public shareholders. These amounts include the non-accountable expense allowance of 1% of the gross proceeds, excluding the over-allotment option.

(4)	These amounts, along with the one-half interest on funds held in trust and distributed to us each calendar quarter, are expected to be paid to legal, accounting and other outside professional firms to conduct due diligence once a potential target for a business combination is identified and to assist in negotiating, structuring, and documenting a business combination and the preparation and filing of the related proxy statement.

$95,000,000, or $109,250,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. Of this amount, $3,000,000 (($3,300,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters if and only if a business combination is consummated, less $0.24 for each share converted to cash in connection with our business combination. Other than one-half of the interest income, which may be released to us each calendar quarter to fund our working capital and general corporate requirements, as well as to pay for the costs of outside professionals to conduct due diligence once a potential target for a business combination is identified and to assist in negotiating, structuring, and documenting a business combination and the preparation and filing of the related proxy statement, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. Because we do not have any specific business combination under consideration and have not (nor has anyone on our behalf) had any discussions, formal or otherwise, with respect to such a transaction, it is impossible at this time to determine specifically how we would, following a business combination, use any proceeds held in the trust account which are not used to consummate such business combination.

We have agreed to pay FDC Consultants Limited, a company established under the laws of the Hong Kong SAR, owned and managed by Franklin D. Chu, our co-chief executive officer, $7,500 per month for office space and general and administrative services including secretarial support. We believe that such fee is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

We intend to use the excess working capital shown above for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing shareholders in connection with activities on our behalf as described below. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

To the extent that our securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

Our directors, Messrs. Lo, Chu, Arculli and Polanen, and our advisor, Mr. Ch’ien, have entered into a revolving credit agreement with us in the amount of $125,000. Advances under the credit facility will be used to pay a portion of the expenses related to this offering. We intend to repay these loans from the proceeds of this offering. As of December 31, 2005, an aggregate of $59,330 has been advanced to us under the credit facility.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Other than the $7,500 aggregate per month administrative fees described above, no compensation will be paid to any of our officers and directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing shareholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated in the above table “Working capital to cover miscellaneous expenses, D&O insurance and reserves.” In addition, reimbursement for such expenses will also be paid by us out of the one-half interest on funds held in the trust account and distributed to us each calendar quarter. To the extent that such out-of-pocket expenses exceed the available proceeds not deposited in the trust account or such interest income, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account not previously released to us) only in the event of our liquidation upon our failure to complete a business combination within the allotted time or if that public shareholder were to seek to redeem such shares into cash in connection with a business combination which the public shareholder voted against and which we actually consummate. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of our ordinary shares, assuming no value is attributed to the redeemable warrants included in the units, and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to investors in this offering. Net tangible book value per ordinary share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for an interest in the trust fund), by the number of outstanding ordinary shares.

At December 31, 2005, our net tangible book value was a deficiency of $57,285, or approximately $(0.02) per ordinary share. After giving effect to the sale of 12,500,000 ordinary shares included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,498,750 ordinary shares which may be redeemed for an interest in the trust fund) at December 31, 2005 would be $73,578,605 or $5.61 per ordinary share, representing an immediate increase in net tangible book value of $5.63 per ordinary share to the existing shareholders and an immediate dilution of $2.39 per ordinary share or 29.38% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $18,990,500 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public shareholders may result in the redemption for an interest in the trust fund of up to approximately 19.99% of the aggregate number of the ordinary shares sold in this offering at a per-share redemption price equal to the amount in the trust account as of the record date for the determination of shareholders entitled to vote on the business combination, inclusive of any interest, divided by the number of ordinary shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the redeemable warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.02)
Increase attributable to new investors	5.63
Pro forma net tangible book value after this offering		5.61

Dilution to new investors		$2.39

The following table sets forth information with respect to our existing shareholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing shareholders	3,125,000	20.00%	$25,000	0.01%	$0.008
New investors	12,500,000	80.00%	$100,000,000	99.99%	$8.000

	15,625,000	100.00%	$100,025,000	100.00%

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units. The actual shareholders’ equity data as of December 31, 2005 is derived from our audited financial statements. The as adjusted shareholders’ equity data is unaudited.

	December 31, 2005
	Actual	As Adjusted
Note payable to shareholders (1)	$59,330	$
Shareholders’ equity:
Preferred shares, $0.0005 par value, 5,000,000 shares authorized; none issued or outstanding	—		—
Ordinary shares, $0.0005 par value, 50,000,000 shares authorized; 3,125,000 shares issued and outstanding; 13,126,250 shares issued and outstanding, as adjusted (2)	1,562		6,563
Value of ordinary shares which may be redeemed for an interest in the trust fund, as adjusted ($7.60 per share) (2)	—		18,990,500
Additional paid-in capital (2)	23,438		73,586,198
Deficit accumulated during the development stage	(14,156)		(14,156)

Total shareholders’ equity	$10,844		$92,569,105

Total capitalization	$10,844		$92,569,105

(1)	Amounts advanced under the revolving note issued to our existing shareholders is due at the earlier of October 22, 2006 or the closing of this offering.

(2)	If we consummate a business combination, the redemption rights afforded to our public shareholders may result in the redemption into cash of up to approximately 19.99% of the aggregate number of ordinary shares sold, or 2,498,750 shares, in this offering at a per-share redemption price equal to the amount in the trust account, inclusive of $0.24 per share being held in the trust account attributable to the underwriters’ discount and any accrued interest earned on their portion of the trust account not previously distributed to us and exclusive of the $3,000,000 which will be paid to the underwriters (less the $0.24 per share discussed above), as of two business days prior to the proposed consummation of a business combination divided by the number of ordinary shares sold in this offering. The amount of the $18,990,500 represents the possible cash redemption of 2,498,750 shares.

The Offering consists of issuing 12,500,000 units to the public. Each unit comprises of one ordinary share and one redeemable warrant as described in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on April 25, 2005, to serve as a vehicle to effect a stock exchange, asset acquisition or other similar business combination with an operating business which we believe has significant growth potential. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our shareholders;

•	will likely cause a change in control if a substantial number of our ordinary shares are issued and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our securities.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

To the extent we complete this offering, we have agreed to sell to the representatives of the underwriters, for $100, an option to purchase up to a total of 1,000,000 units as compensation for their services. The units issuable upon exercise of this option are identical to those being sold in this offering, except that the redeemable warrants included in the representatives’ unit purchase option have an exercise price of $7.50 (125% of the exercise price of the redeemable warrants included in the units offered in this offering). The representatives’ unit purchase option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of the prospectus and expires five years from the date of the prospectus. In lieu of the payment of the exercise price, the option may be converted into units on a net-share settlement or cashless exercise basis to the extent that the market value of the units at the time of conversion exceeds the exercise price of the option. The option may only be exercised or converted by the option holder and cannot be redeemed for cash by the Company or the option holder.

The sale of the representatives’ unit purchase option will be accounted for as an equity transaction in accordance with Emerging Issues Task Force No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock, and will be measured at its fair value on the date of the sale in accordance with Statements of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment, which will result in an increase in the Company’s cash position and shareholders’ equity by the $100 proceeds from the sale. We have determined based upon a trinomial model, that the estimated fair value of the option on the date of sale would be approximately $2.4499 per unit or an aggregate of $2,449,900, assuming an expected life of five years, volatility of 33.7779% and a risk-free interest rate of 5.100%. Given that the parameters used in the computation of the fair value of the option change over time, the actual fair value of the option on the date of sale is expected to be different from the estimated fair value computed above. The volatility calculation of 34.3742% is based on the latest five year average volatility of an index of 447 companies drawn from the Shanghai Stock Exchange Composite Index that had been trading for at least five years and that had market capitalization of less than $400 million.

Because the Company does not have a trading history, we estimated the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. We referred to the latest five year average volatility of such index because we believe that the average volatility of such index is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock after consummation of a business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to this option, if we do not consummate a business combination within the prescribed time period and liquidate, this option would become worthless.

Pursuant to Rule 2710(g)(1) of the NASD Conduct Rule, the option to purchase 1,000,000 units is deemed to be underwriting compensation and therefore upon exercise, the underlying shares and warrants are subject to a 180-day lock-up. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of this offering.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $7,441,739 including underwriting discounts of approximately $4,000,000 (or $4,600,000 if the underwriters’ over-allotment option is exercised in full), and an additional $3,000,000 (or $3,300,000 if the underwriters’ over-allotment option is exercised in full) to be paid to the underwriters if a business combination is consummated (less $0.24 for each share converted to cash in connection with our business combination) will be approximately $92,558,261 (or $106,658,261 if the underwriters’ over-allotment option is exercised in full). Of this amount, $92,000,000, or $105,950,000 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining $708,261, will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination, including the payment of legal and accounting expenses and advisory and investment banking fees payable in connection with the business combination. Funds held in the trust account would only be used to pay such expenses and fees upon the consummation of a business combination, but would not otherwise be available for such uses. To the extent that our securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account (excluding $3,000,000 to be paid to the underwriters upon consummation of a business combination, amounts payable to any shareholders who exercise their redemption rights and expenses associated with the business combination that are in excess of the amounts not held in trust) as well as any other net proceeds not expended may be used to finance the operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. Because we do not have any specific business combination under consideration and have not (nor has anyone on our behalf) had any discussions, formal or otherwise, with respect to such a transaction, it is impossible at this time to determine specifically how we would, following a business combination, use any proceeds held in the trust account which are not used to consummate such business combination. We believe that, upon consummation of this offering, the funds available to us outside of the trust account, including one-half of the interest income to be distributed to us each calendar quarter, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $150,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $50,000 for staff fees, $180,000 for administrative services and support payable to unaffiliated third parties (up to $7,500 per month for 24 months), $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $128,261 for general working capital that will be used for miscellaneous expenses and reserves, including director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

On October 21, 2005, Our directors, Messrs. Lo, Chu, Arculli and Polanen, and our advisor, Mr. Ch’ien, entered into a revolving credit agreement with us in the amount of $125,000. Advances under the credit facility will be used to pay a portion of the expenses related to this offering. We intend to repay these loans from the proceeds of this offering. As of December 31, 2005, an aggregate of $59,330 has been advanced to us under the revolving credit agreement.

PROPOSED BUSINESS

Introduction

We are a recently organized Cayman Islands blank check company formed to serve as a vehicle for the acquisition of an operating business that has its primary operating facilities in the PRC. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering, and other than attempting to locate a target business we have no plan of operation for the remainder of 2006. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Our management has broad discretion with respect to the specific application of the net proceeds of this offering and, as a result, this offering can be characterized as a blank check offering.

The initial business combination must be a transaction with one or more operating businesses having primary business operations located in the PRC and in which the collective fair market value of the target business, at the time of the business combination, is at least 80% of our net assets at the time of the business combination. Our initial business combination may involve the simultaneous acquisition or merger of more than one target business. As used in this prospectus “business combination” shall mean the acquisition by us of a target business.

Opportunities for market expansion have emerged for businesses with operations in the PRC due to certain changes in the PRC’s political, economic and social policies, as well as certain fundamental changes affecting the PRC and its neighboring countries and regions. We believe that the PRC represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

•	the existence of a prolonged economic expansion within the PRC, with gross domestic product growth of approximately 9% on average over the last 25 years, growth of 9.5% for 2004, according to the China Statistical Yearbook 2005, and estimated growth of 9.8% in 2005 according to the Vice Minister of the PRC National Development and Reform Commission;

•	increased government focus within the PRC on privatizing assets, improving foreign trade and encouraging business and economic activity;

•	access to a highly trained and educated workforce as well as favorable labor rates and efficient, low-cost manufacturing capabilities; and

•	attractive valuations for target businesses within the PRC.

Although our efforts in identifying a prospective target business will not be limited to a particular industry, we initially intend to seek as potential acquisition targets companies displaying a number of the following characteristics:

•	recurring revenue;

•	stable cash flow;

•	opportunities for organic and acquisition growth;

•	annual revenues of $50 million to $500 million;

•	at or near profitability;

•	a superior management team; and

•	books and accounts that have been audited by a fully qualified auditing firm duly registered in the PRC and proper business records.

We believe that companies with these characteristics are more likely to be headquartered in the region of China comprising the city of Shanghai and its neighboring provinces of Jiangsu and Zhejiang, which is sometimes referred to as the Yangtze River Delta or Eastern China. References to “China” and “the country” in this section refer to mainland China only; they do not include the Hong Kong SAR, Macau SAR and Taiwan. The economy of the Yangtze River Delta is the fastest growing of any region of China. According to the PRC State Statistics Bureau, although Shanghai municipality, Jiangsu province and Zhejiang province combined accounted for only 10.69% of China’s population in 2004, they accounted for 24.96% of China’s gross domestic product (“GDP”), 34.99% of the country’s foreign invested enterprises, and 28.73% of completed real estate construction investment. Also, according to the China Statistical Yearbook 2005, Shanghai is China’s richest municipality with a per capita GDP that is 49% higher than the GDP of second place Beijing and 90% higher than the GDP of third place Tianjin. According to the China Statistical Yearbook 2005, Shanghai’s per-capita GDP is 49.07% higher than Beijing’s and 49.37% higher than Tianjin’s. Zhejiang province enjoys a per capita GDP that is larger than any other province in China. With a combined population of 138.95 million in 2004, Shanghai municipality and the provinces of Jiangsu and Zhejiang offer a larger market than the 83.04 million population base of Guangdong province.

We believe that the Yangtze River Delta region has replaced Guangdong province as China’s most attractive investment location. Indeed, in 2003, according to the Jiangsu and Guangdong Provincial Yearbooks 2004 Jiangsu province alone with $15.8 billion in utilized foreign investment outstripped Guangdong province for the first time and the Yangtze River Delta region as a whole had 33.08% of the country’s total number of foreign-invested industrial enterprises. In 2004, according to the China Statistical Yearbook 2004, the region accounted for over one-fifth of China’s wholesale, retail, trade and catering GDP and 22.3% of China’s health care, sports and social welfare GDP.

Average discretionary incomes and consumer expenditure levels in the Yangtze River Delta region have also substantially increased in recent years. In 2004, according to figures posted on the website of the PRC State Statistics Bureau, the average annual discretionary income of urban Shanghai residents reached RMB16,683 per capita, a growth of 9.7% from 2003, the average discretionary income of urban Jiangsu residents reached RMB10,482 per capita, a growth of 13.2% from 2003, and the average discretionary income of urban Zhejiang residents reached RMB14,456 per capita, a growth of 9.7% from 2003. Also, according to the China Statistical Yearbook 2005, the consumer expenditure level of Shanghai residents rose to RMB12,631 per capita in 2004, an increase of 12.6% from 2003, the consumer expenditure level of Jiangsu urban residents rose to RMB7,332 per capita in 2004, an increase of 9.3% from 2003, and the consumer expenditure level of Zhejiang urban residents rose to RMB10,636 per capita in 2004, an increase of 9.5% over 2003.

Shanghai in particular, and the Yangtze River Delta region as a whole, constitute an excellent base for countrywide distribution, marketing and sourcing. Companies are spread across a spectrum of attractive locations. Apart from Shanghai itself, cities across two arcs—Nanjing, Wuxi and Suzhou spanning southern Jiangsu, and Hangzhou, Shaoxing and Ningbo across northern Zhejiang—are homes to many high growth companies. The region has convenient air, sea, road and rail links within China and the rest of the world. The port of Shanghai is the second busiest in the world and exports more than a quarter of China’s output, with work underway to triple its capacity. The infrastructure of the region is undergoing constant improvement. One illustrative project is the Hangzhou Bay Trans-Oceanic Bridge, a $1.4 billion, 33 km. bridge linking Shanghai to the port city of Ningbo to the south, which is scheduled to open in 2009 and create closer economic ties within the Yangtze River Delta region.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

We have not identified a target business or target industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. None of our officers, directors, advisors, promoters, or other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase, or other business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with us. We have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. However, our existing shareholders and members of our management have advised a number of their contacts that a pool of capital is being raised and that we intend to seek an acquisition after the consummation of this offering. At no time have any of our existing shareholders or members of our management had any substantive discussions with these contacts regarding any potential target businesses. Such contacts have not introduced to us or preselected for us any potential target businesses. Finally, there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitations that the initial business combination must be a transaction with one or more operating businesses having primary business operations located in the PRC and in which the collective fair market value of the target business or businesses is at least 80% of our net assets at the time of the business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers, directors and advisors, as well as their affiliates may also bring to our attention target business candidates. While we do not presently have any arrangements with professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee, retainer or other compensation. In no event, however, will we pay any of our existing officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that the initial business combination with one or more operating businesses must be a transaction in which the collective fair market value of the target business, plus the amount of cash contributed into the target business at the time of the business combination is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry into other industries;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing officers and directors, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of business combination

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least equal to 80% of our net assets at the time of the business combination. In the event we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisition, which may make it more difficult for us, and delay our ability to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. We may further seek to acquire a target business that has a fair market value in excess of 80% of the net assets we have on the consummation of this offering by raising additional funds through the sale of our securities, through loans or a combination of both.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. If we are able to consummate only a single business combination, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for shareholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable law. In connection with seeking shareholder approval of a business combination, we will furnish our shareholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers, directors and advisor, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering in accordance with the majority of the ordinary shares voted by the public shareholders. As used in this prospectus “in accordance with the majority” means that such existing shareholders will vote the entirety of their ordinary shares owned by them immediately before this offering either for or against a business combination, as determined by the totality of the public shareholder vote. This voting arrangement shall not apply to ordinary shares included in units purchased in this offering by any of our existing shareholders or purchased following this offering in the open market by any of our existing shareholders. Accordingly, our existing shareholders may vote on a proposed business combination with respect to ordinary shares included in units purchased by them in this offering or acquired by them in the open market after this offering in any way they choose. We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 20% of the ordinary shares sold in this offering exercise their redemption rights.

Redemption rights

At the time we seek shareholder approval of any business combination, we will offer each public shareholder the right to have such shareholder’s ordinary shares redeemed to cash if the shareholder votes against the business combination and the business combination is approved and completed. The actual per-share redemption price will be equal to the amount in the trust account, inclusive of $0.24 per share being held in the trust account attributable to the underwriters’ discount and any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of ordinary shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share redemption price would be $7.60 or $0.40 less than the per-unit offering price of $8.00. An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the business combination and the business combination is approved and completed. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to shareholders entitled to redeem their ordinary shares who elect redemption will be distributed promptly after completion of a business combination. Public shareholders who redeem their ordinary shares into their share of the trust account still have the right to exercise the redeemable warrants that they received as part of the units. We will not complete any business combination if public shareholders, owning 20% or more of the ordinary shares sold in this offering, exercise their redemption rights. Our existing shareholders are not entitled to redeem any ordinary shares held by them whether acquired by them prior to, as part of or after this offering, into a pro rata share of the trust account in connection with a business combination.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. There will be no distribution from the trust account with respect to our redeemable warrants, which will expire worthless. In addition, the underwriters have agreed to waive their rights to the $3,000,000 (or $3,450,000 if the underwriters’ over-allotment is exercised in full) deposited in the trust account for their benefit. Our existing shareholders shall not participate in any such distribution with respect to the ordinary shares held by them prior to this offering, but they will participate in such distribution with respect to ordinary shares purchased by them in this offering or in the open market after this offering.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.60 or $0.40 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public shareholders. Each member of our board of directors has agreed pursuant to agreements with us and the representatives of the underwriters, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account at that time. We cannot assure you, however, that they would be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses if a business combination is not consummated with such prospective target businesses, or for claims from any other entity other than vendors. Accordingly, we cannot assure you that the actual per-share liquidation price will not be less than $7.60, plus interest, due to claims of creditors.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if the shareholders seek to redeem their respective ordinary shares into cash upon a business combination which the shareholder voted against and which is actually completed by us. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account.

Alternative structures to comply with regulations in certain Chinese industries

We intend to acquire an operating business that has its primary operations in the PRC. We may make this acquisition through a stock exchange, asset acquisition or other similar business combination. However, there are a number of industries in China in which direct foreign investment is restricted (including telecommunications services, online commerce and advertising). Therefore, if our target business is in an industry that is subject to these requirements we may seek to acquire control of our target business through contractual arrangements with licensed companies operating in China and their owners.

We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business (the “Chinese Operating Company”) and its shareholders enter into a series of contracts that are designed to secure for us economic benefits and to assume by risks of losses that are substantially similar to full ownership. These contracts could result in a structure where, in exchange for our payment of the acquisition consideration, the Chinese Operating Company would be owned 100% by Chinese residents whom we designate (the “Nominees”), and the Chinese Operating Company would continue to hold the requisite licenses for the target business. We may also establish a new subsidiary in China (the “Chinese Subsidiary”) which would provide technology, technical support, consulting and related services to the Chinese Operating Company in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the Chinese Operating Company.

These contractual arrangements would be designed to provide the following:

•	Our exercise of substantial control over the Chinese Operating Company;

•	A substantial portion of the economic benefits of the Chinese Operating Company would be transferred to us; and

•	We, or our designee, would have an exclusive option to purchase all or part of the equity interests in the Chinese Operating Company owned by the Nominees, or all or part of the assets of the Chinese Operating Company, in each case when and to the extent permitted by Chinese regulations.

We have not selected any target business or target industry on which to concentrate our search for a business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Amended and Restated Articles of Association

Our amended and restated articles of association set forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our amended and restated articles of association provides among other things, that:

•	prior to the consummation of our initial business combination, we shall submit such business combination to our shareholders for approval;

•	we may consummate our initial business combination if: (i) approved by a majority of the ordinary shares voted by the public shareholders, and (ii) public shareholders owning less than 20% of the ordinary shares purchased by the public shareholders in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public shareholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public shareholders their pro rata share of the trust account; and

•	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets at the time of such business combination.

Our amended and restated articles of association prohibit the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the amended and restated articles of association under Cayman Islands law has not been settled. A court could conclude that the prohibition on amendment violated the shareholders’ implicit rights to amend the amended and restated articles of association. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our shareholders. However, we view the foregoing provisions as obligations to our shareholders and we will not take any actions to waive or amend any of these provisions.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. As of January 1, 2006, there are approximately 37 blank check companies with more than $1.9 billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	our obligation to seek shareholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to shareholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to redeem into cash ordinary shares held by our public shareholders in certain instances may reduce the resources available to us for a business combination; and

•	our outstanding redeemable warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Government Regulations

Regulation of Foreign Currency Exchange and Dividend Distribution

Foreign currency exchange.    Foreign currency exchange in China is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of the PRC State Administration of Foreign Exchange, or SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from SAFE.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

Pursuant to recent regulations issued by the PRC State Administration of Foreign Exchange, or SAFE, PRC residents are required to register with and receive approvals from SAFE in connection with offshore investment activities. SAFE has stated that the purpose of these regulations is to ensure the proper balance of foreign exchange and the standardization of the cross-border flow of funds.

On January 24, 2005, SAFE issued a regulation stating that SAFE approval is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities in exchange for the equity interests or assets of the foreign entities. The regulation also states that, when registering with the foreign exchange authorities, a PRC company acquired by an offshore company must clarify whether the offshore company is controlled or owned by PRC residents and whether there is any share or asset link between or among the parties to the acquisition transaction.

On April 8, 2005, SAFE issued another regulation further explaining and expanding upon the January regulation. The April regulation clarified that, where a PRC company is acquired by an offshore company in which PRC residents directly or indirectly hold shares, such PRC residents must (i) register with the local SAFE regarding their respective ownership interests in the offshore company, even if the transaction occurred prior to the January regulation, and (ii) file amendments to such registration concerning any material events of the offshore company, such as changes in share capital and share transfers. The April regulation also expanded the statutory definition of the term “foreign acquisition”, making the regulations applicable to any transaction that results in PRC residents directly or indirectly holding shares in the offshore company that has an ownership interest in a PRC company. The April regulation also provides that failure to comply with the registration procedures set forth therein may result in the imposition of restrictions on the PRC company’s foreign exchange activities and its ability to distribute profits to its offshore parent company.

On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005 mentioned above.

According to Notice 75:

•	prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

•	an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

•	an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change involving a change in the capital of the offshore company, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests over the relevant assets located in China.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

As a Cayman Islands company, and therefore a foreign entity, if we purchase the assets or equity interest of a PRC company owned by PRC residents, such PRC residents will be subject to the registration procedures described in the regulations as currently drafted. Moreover, PRC residents who are beneficial holders of our shares are required to register with SAFE in connection with their investment in us.

As a result of the lack of implementing rules, other uncertainties concerning how the existing SAFE regulations will be interpreted or implemented, and uncertainty as to when the new regulations will take effect, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will require all our shareholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, although we have no control over either our shareholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects following a business combination.

Dividend distribution.    The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•	The Sino-foreign Equity Joint Venture Law (1979), as amended;

•	The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

•	The Sino-foreign Cooperative Enterprise Law (1988), as amended;

•	The Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;

•	The Foreign Investment Enterprise Law (1986), as amended; and

•	The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Facilities

We maintain our executive offices at Suite 1002, 10th Floor, 43 Lyndhurst Terrace, Central, Hong Kong, China. The cost for this space provided by FDC Consultants Limited, an affiliate of Mr. Chu, our co-chief executive officer, is $7,500 per month and includes certain other additional services provided by FDC Consultants Limited pursuant to a letter agreement between us and FDC Consultants Limited. We believe that based on rents and fees for similar services in the Hong Kong Central area, that the fee charged by FDC Consultants Limited is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Officers and Employees

We have two officers, both of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect Messrs. Lo and Chu to each devote an average of approximately 80 hours per month to our business. We intend to hire employees, possibly including certain full time employees, in order to assist us in the search, due diligence for and consummation of a business combination. Following the closing of this offering, we will reserve approximately 125,000 to 250,000 shares of our authorized but unissued ordinary shares, representing 1-2% of the amount of this offering, to be issued in the form of stock options and/or warrants to employees of the Company upon the successful consummation of a business combination.

Periodic Reporting and Financial Information

We will register our units, ordinary shares and redeemable warrants under the Securities Exchange Act of 1934, as amended, and will have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide shareholders with the foregoing financial information as part of the proxy solicitation materials sent to shareholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending on or after July 15, 2007. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$95,000,000 of the net offering proceeds will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company.	$83,700,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $95,000,000 of net offering proceeds held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on Fair Value or Net Assets of Target Business	The initial target business or businesses that we acquire must have a fair market value, equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The ordinary shares and redeemable warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Report on Form 6-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 6-K.	No trading of the units or the underlying common stock and redeemable warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the redeemable warrants

The redeemable warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The redeemable warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor

We will give our shareholders the opportunity to vote on the business combination. In connection with seeking shareholder approval, we will send each shareholder a proxy statement containing information required by the SEC. A shareholder following the procedures described in this prospectus is given the right to redeem his or her ordinary shares into his or her pro rata share of the trust account. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Anthony Kai Yiu Lo	57	Chairman of the Board and co-chief executive officer

Franklin D. Chu	57	Director and co-chief executive officer

Ronald Joseph Arculli	66	Director

Humphrey P. Polanen	56	Director

Anthony Kai Yiu Lo, is our chairman of the board of directors and co-chief executive officer. He is a permanent resident of the Hong Kong SAR. Mr. Lo has been engaged in direct investments in PRC and other Asian companies for over 20 years as a successful investor, investment banker and founder and manager of direct investment funds. Mr. Lo was a founder and principal shareholder of Advantage Limited, established in 1999 with capital of HK$300 million to acquire Hong Kong and PRC companies in the sub-prime consumer finance area, which was sold to the Standard Chartered Bank in late 2004 for close to HK$1 billion. From 1994 to 1999 Mr. Lo was a managing director and a member of the management committee of HG Asia Limited, which was an independent pan-Asian (ex-Japan) broker/dealer/investment-banking house acquired by its management and a financial partner in 1992 from Bank of America for US$20 million and sold by management and its financial partner to ABNAmro Bank in 1997 for a valuation of over US$600 million for the company. Mr. Lo managed HG’s investment banking business and HG’s participation in a Taiwan fund management company, and promoted HG’s two direct investment vehicles in China, The China North Industries Investment Limited and the Shanghai Growth Fund. From 1988 to 1993, Mr. Lo was the founder, chairman and a managing director of Suez Asia Capital Management Company Limited, the manager of the US$150 million Apac Holdings, a direct investment fund which invested in eight Asian countries. Mr. Lo has been a member of the listing committee of the Stock Exchange of Hong Kong since 1998 and was a member of the Takeovers and Mergers Panel and Appeals Committee of the Securities and Futures Commission of Hong Kong from 1994-2001. He is an independent non-executive director of the Taiwan Fund Inc., listed on the New York Stock Exchange. Mr. Lo also serves as an independent non-executive director and chairman of the audit committee of the following Hong Kong publicly listed companies, IDT International Limited, Playmates Holdings Limited and Tristate Holdings Limited and serves as an independent non-executive director and member of the audit committee of Hong Kong listed Convenience Retail Asia Limited. Mr. Lo was qualified as a chartered accountant by the Institute of Chartered Accountants of Ontario and is a member of the Hong Kong Institute of Certified Public Accountants. He speaks English and the Mandarin and Cantonese dialects of Chinese.

Franklin D. Chu is a member of our board of directors and co-chief executive officer. He is a permanent resident of the Hong Kong SAR. He is chairman and managing director of FDC Consultants Limited, a consulting company concentrating on China-related transactions. From 1984 to March 2005, Mr. Chu was the chair of the Asia Practice Group of the international law firm Kaye Scholer LLP and managing partner of the firm’s Hong Kong office. For the past 25 years, Mr. Chu has counseled some of the largest multinational corporations and best-known private equity and venture capital funds as well as aggressive entrepreneurs in making acquisitions and divestitures in China. He has successfully negotiated investments in a wide range of industries, including manufacturing, pharmaceuticals, chemicals, petrochemicals, insurance, heavy machinery, automotive components, white goods, cosmetics, consumer products, construction, real property, hotels and resorts, publishing, financial services, software and internet. Mr. Chu has also advised both state-owned and privately-owned Chinese and Asian companies in issuing equity and debt securities in international capital markets. Mr. Chu has been listed in Euromoney’s Guide to the World’s Leading Mergers and Acquisition

Lawyers, Euromoney’s Guide to the World’s Leading Capital Markets Lawyers and Asia Law’s Guide to Asia’s Leading Lawyers. Mr. Chu received his A.B. from Harvard College and his J.D. from the Yale Law School where he was an editor of The Yale Law Journal. He is a member of the Hong Kong Leadership Council of the Asia Foundation. He speaks English, Mandarin Chinese and French.

Ronald Joseph Arculli, GBS, CVO, OBE, JP, is a member of our board of directors. Mr. Arculli is a permanent resident of the Hong Kong SAR. He is the Chairman of the Hong Kong Jockey Club (which for the year ended June 30, 2005 had a turnover of over HK $97.19 billion and operating income of HK $7.157 billion) and a member of the Executive Council of the Government of the Hong Kong SAR. Mr. Arculli is the founder and managing partner of Arculli and Associates until January 1, 2006, and senior partner of Arculli, Fong & Ng, Hong Kong lawyers, and admitted as a solicitor and barrister in Hong Kong as well as a barrister and solicitor in Victoria, Australia. Mr. Arculli is currently a non-executive director of the Hong Kong Mortgage Corporation and serves on the board of the following publicly listed Hong Kong companies: Hutchison Harbour Ring Ltd., SCMP Group Ltd., Sino Hotels (Holdings) Ltd., Sino Land Company Ltd., Tsim Sha Tsui Properties Ltd., Hongkong Electric Holdings Ltd., HKR International Ltd. and Hang Lung Properties Ltd. He also currently serves as a member of the Global Advisory Board of the Institute of International Business at the University of Colorado. Mr. Arculli previously served as a member of the Legislative Council of Hong Kong from 1988 to 2000 and on Hong Kong’s Judicial Service Commission, Independent Commission Against Corruption Advisory Committee, Council for Academic Accreditation, and Air Transport Licensing Authority. He was also formerly with the Hong Kong law firm of Woo Kwan Lee & Lo from 1975 to 2000, when he retired as managing partner of the firm. Mr. Arculli was awarded a Gold Bauhinia Star medal from the Government of the Hong Kong SAR in 2001. He speaks English and the Cantonese dialect of Chinese.

Humphrey P. Polanen is a member of our board of directors. He is a permanent resident of the U.S. He is the chief executive officer and chairman of the board of Sand Hill IT Security Acquisition Corp. (OTCBB: SHQC), a blank check company formed to acquire a business in the IT security industry and an SEC reporting company. On October 27, 2005, Sand Hill announced that they have entered into a definitive merger agreement with St. Bernard Software, Inc., a privately-held IT security company. Mr. Polanen has had a career as an entrepreneur, a global executive for leading technology companies and an international corporate lawyer. From January 2000 until December 2003, Mr. Polanen served as founder and Managing Director of Internet Venture Partners, a strategic consulting and venture capital management firm for technology companies. From February 1998 through February 1999, he was President and CEO of Trustworks Systems, a European software company. Between 1995 and 1998 he was General Manager of two operating divisions of Sun Microsystems, where he was responsible for executing Sun’s vision of being the global leader in secure networks and systems. From 1981 to 1995, he was with Tandem Computers (acquired by Compaq/Hewlett-Packard), where he held several executive positions in business and corporate development, creating worldwide distribution channels. In addition, as Director of Ventures he structured and was a board member of two ventures in China, including Hua Teng in Shanghai. As a founder of the Heritage Bank of Commerce in 1994, Mr. Polanen helped to create a new business bank in Silicon Valley from the startup phase to a successful Nasdaq listing in September 1998. Mr. Polanen has been a member of the board of directors and chair of the board’s audit committee for ten years. Mr. Polanen is a graduate of Hamilton College and the Harvard Law School, where he was an editor of the Harvard International Law Journal. He speaks English, Spanish and Dutch.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Polanen will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Mr. Arculli, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Messrs. Chu and Lo will expire at the third annual meeting.

These individuals, with our advisor, will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity, other than Mr. Polanen, who is the chief executive officer of Sand Hill IT Security Acquisition Corp., a blank check company organized on April 15, 2004, for the purpose of acquiring an operating business in the IT Security Industry. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Advisor

We also currently have an advisor with expertise in investing in PRC companies as well as broad business experience. Although we do not intend to rely substantially on this advisor in order to accomplish our business purpose, we anticipate that he will advise us concerning our acquisition of a target business. Our advisor is employed by or affiliated with organizations other than us and has other commitments that may conflict or compete with our interests. His biography is set forth below:

Dr. Raymond Ch’ien is our advisor. He is a permanent resident of the Hong Kong SAR. He is chairman of CDC corporation (NASDAQ: CHINA). He is also non-executive chairman of MTR Corporation Ltd. and HSBC Private Equity (Asia) Limited. He serves on the boards of HSBC Holdings plc, The Hongkong and Shanghai Banking Corporation Limited and Inchcape plc. Dr. Ch’ien is chairman of the Advisory Committee on Corruption of the Hong Kong SAR Independent Commission Against Corruption; and chairman of the Hong Kong/European Union Business Cooperation Committee. Dr. Ch’ien received a doctoral degree in economics from University of Pennsylvania in 1978. He speaks English and the Mandarin and Cantonese dialects of Chinese.

Director Independence

Our board of directors has determined that Messrs. Polanen and Arculli will be “independent directors” as such term is defined in Rule 10A-3 of the Exchange Act. We intend to locate and appoint at least one additional independent director to serve on the board of directors within one year after the completion of the offering.

Committees of the Board of Directors

Audit Committee

Our board of directors has established an audit committee, currently composed of three (3) members, which reports to the board of directors. Messrs. Lo, Arculli and Polanen serve as members of our audit committee and this committee is chaired by Mr. Polanen. Messrs. Arculli and Polanen are independent directors under the American Stock Exchange’s listing standards. In addition, our board of directors has determined that Mr. Lo is an “audit committee financial expert” as that term is defined under Item 401 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The audit committee is responsible for meeting with our independent accountants regarding, among other issues, audits and adequacy of our accounting and control systems. We intend to locate and appoint at least one additional independent director to our audit committee within one year after the completion of the offering, which director will replace Mr. Lo, in order for the audit committee to be composed of three (3) independent directors.

Financial Experts on Audit Committee

Upon the replacement of Anthony Lo with an independent director within one year after the completion of the offering, the audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Lo satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the Securities and Exchange Commission.

Nominating Committee

Our board of directors has established a nominating committee, currently composed of Messrs. Polanen, Arculli and Chu and this committee is chaired by Mr. Polanen. The functions of our nominating committee include:

•	establishing criteria for the selection of new directors to serve on our board of directors;

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding committee structure and composition; and

•	developing and recommending to our board of directors an annual evaluation process of the board of directors and committees.

Code of conduct and ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Executive Compensation

No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay FDC Consultants Limited, an affiliate of Mr. Chu, our co-chief executive officer, $7,500 per month for office space and general and administrative services including secretarial support. This arrangement is being agreed to by FDC Consultants Limited for our benefit and is not intended to provide Mr. Chu compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. No other executive officer or director has a relationship with or interest in FDC Consultants Limited. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing officers, directors, and advisor or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing shareholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers, directors and advisor are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers, directors and advisor may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•	Our officers, directors and advisor may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Since our directors and advisor beneficially own ordinary shares which will be released from escrow only in certain limited situations, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors, officers and advisors may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

None of our existing shareholders, officers and directors has indicated to us that he intends to purchase units in the offering; however, our directors and officers may purchase ordinary shares as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

Each of our directors and our current advisor has, or may come to have, to a certain degree, other fiduciary obligations. Messrs. Chu and Polanen have fiduciary obligations to FDC Consultants Limited and Sand Hill IT Security Acquisition Corp., respectively, and Messrs. Chu, Polanen, Lo, Arculli and Ch’ien have fiduciary obligations to those companies on whose board of directors they may sit. To the extent that they identify business opportunities that may be suitable for companies on whose board of directors they may sit, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us, unless the companies on whose board of directors they may sit have declined to accept such opportunities.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers, directors and advisor, have agreed to vote their respective ordinary shares which were owned prior to this offering in accordance with the vote of the public shareholders owning a majority of the ordinary shares sold in this offering. As used in this prospectus, “in accordance with the majority” means that such existing shareholders will vote the entirety of their ordinary shares owned by them immediately before this offering either for or against a business combination, as determined by the totality of the public shareholder vote. This voting arrangement shall not apply to shares included in units purchased in this offering by any of our existing shareholders or purchased following this offering in the open market by any of our existing shareholders. Accordingly, our existing shareholders may vote on a proposed business combination with respect to ordinary shares included in units purchased by them in this offering or acquired by them in the open market after this offering in any way they choose. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to those ordinary shares acquired by them prior to this offering.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our shareholders from a financial point of view.

Prior Involvement of Principals in Blank Check Companies

Mr. Polanen, a director, is the chief executive officer and chairman of the board of Sand Hill IT Security Acquisition Corp., or Sand Hill, a blank check company organized on April 15, 2004 for the purpose of acquiring an operating business in the IT security industry. Sand Hill filed a registration statement on Form S-1 with the SEC, which was declared effective on July 26, 2004 and closed its initial public offering of 3,600,000 units on July 30, 2004, generating gross proceeds of $21,600,000. On October 27, 2005, Sand Hill announced that it had entered into a definitive merger agreement with St. Bernard Software, Inc., a privately-held IT security company.

Limitation of Director and Officer Liability

Pursuant to our memorandum and articles of association, our directors and officers and every additional officer for the time being of our company and the liquidator or trustees (if any) for the time being acting in relation to any of our affairs and everyone of them, shall be indemnified and secured harmless out of our assets and profits from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to us shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to us shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation to their respective offices or trusts, but no indemnity will be extended to any person for any matter in respect of any fraud or dishonesty by that person.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of January 31, 2006, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Share
		Before Offering	After Offering
Franklin D. Chu (1)	1,171,875	37.50%	7.50%

Anthony Kai Yiu Lo (2)	898,438	28.75%	5.75%

Ronald Joseph Arculli (3)	625,000	20.000%	4.00%

Humphrey P. Polanen (4)	351,562	11.250%	2.25%

Raymond Ch’ien	78,125	2.500%	0.50%

All directors and executive officers as a group (four individuals)		100.000%	20.00%

(1)	The business address of Mr. Chu is Suite 1002, 10th Floor, 43 Lyndhurst Terrace, Central, Hong Kong SAR, China.

(2)	The business address of Mr. Lo is Suite 1002, 10th Floor, 43 Lyndhurst Terrace, Central, Hong Kong SAR, China.

(3)	The business address of Mr. Arculli is 2012 Hutchison House, Central, Hong Kong SAR, China.

(4)	The business address of Mr. Polanen is 3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, CA 94025, U.S.A.

None of our existing shareholders, officers and directors has indicated to us that he or she intends to purchase units in the offering. Assuming these securities are not purchased, immediately after this offering, our existing shareholders, which include all of our officers and directors, collectively, will beneficially own 19.5% of the then issued and outstanding ordinary shares. Because of this ownership block, these shareholders may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination

All of the ordinary shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	six months after the consummation of a business combination with respect to 20% of the ordinary shares held in the escrow account;

•	three years following the date of this prospectus with respect to the remaining 80% of the ordinary shares held in the escrow account;

•	or the consummation of a liquidation, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these ordinary shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their, or his own benefit, or companies they or the trusts control, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing shareholders will receive any portion of the liquidation proceeds with respect to ordinary shares owned by them prior to the date of this prospectus.

Our officers, directors and advisor have agreed severally with the representatives of the underwriters as of the date of this prospectus that, after this offering is completed and during the first 20 trading days beginning the later of the date separate trading of the warrants has commenced or 60 calendar days after the end of the “restricted period” under Regulation M, they or certain of their affiliates or nominees will collectively purchase, in the aggregate, up to 1,500,000 warrants in the public marketplace at prices not to exceed $0.80 per warrant. Each of our existing officers, directors and advisor has agreed that they or certain of their affiliates or nominees will purchase such warrants pursuant to agreements in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934. Our officers, directors and advisor will not have any discretion or influence with respect to such purchases. In addition, each of them have further agreed that any warrants purchased by him or his affiliates or designees will not be sold or transferred until the completion of a business combination. We believe that purchases of warrants by our officers, directors and advisor demonstrate confidence in our management’s ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.

In addition, subject to any regulatory restrictions and subsequent to the completion of the purchase of the warrants described above and during the first 20 trading days beginning the later of the date separate trading of the warrants has commenced or 60 calendar days after the end of the “restricted period” under Regulation M, the representatives of the underwriters or certain of their principals, affiliates or designees have agreed to purchase up to 1,000,000 of warrants in the public marketplace at prices not to exceed $0.80 per warrant. The representatives of the underwriters have agreed that they or certain of their principals, affiliates or designees will purchase such warrants pursuant to agreements in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934. Such warrants shall be identical to the warrants sold to investors in this offering except that the representatives of the underwriters have agreed that any warrants purchased by them or certain of their principals, affiliates or designees will not be sold or transferred until the completion of a business combination. Accordingly, the warrants will expire worthless if we are unable to consummate a business combination. The commitment reflects the representatives’ belief that our management team will be successful in its efforts to identify and consummate a suitable business combination within the required timeframe.

The “restricted period” under Regulation M will end upon the closing of this offering and, therefore, the warrant purchases described above shall not begin prior to 60 days after the closing of this offering. Under Regulation M, the restricted period could end at a later date if an underwriter were to exercise its over-allotment option to purchase securities in excess of its short position at the time that it completes its initial distribution of securities. In such event, the restricted period would not end until the excess securities were distributed by the underwriter or placed in its investment account. However, the representatives of the underwriters have agreed that they may only exercise their over-allotment option to cover their actual short position, if any. Therefore, the restricted period under Regulation M will end on the closing of this offering.

The warrants may trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determine that an earlier date is acceptable, based upon their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will the representatives of the underwriters permit separate trading of the ordinary shares and warrants until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. In no event will the representatives of the underwriters allow separate trading of the ordinary shares and warrants until we file a Current Report on Form 6-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 6-K. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.

We consider Messrs. Chu, Lo, Arculli, Polanen and Ch’ien to be our “parent” and “promoter,” as these terms are defined under the federal securities laws.

CERTAIN TRANSACTIONS

On April 27, 2005, we issued 1,062,500 ordinary shares to Mr. Chu at an average purchase price of $0.01 per share; on October 21, 2005 we issued 129,500 additional ordinary shares to Mr. Chu; and on October 21, 2005 we repurchased 594 ordinary shares from Mr. Chu for a total price of $1,093.75. On October 21, 2005 we issued an aggregate of 1,933,594 ordinary shares to Messrs. Lo, Arculli, Polanen and Ch’ien at an average purchase price of $0.008 per share, resulting in a total net amount of $25,000 in cash paid to the Company by the five shareholders. On December 5, 2005, Mr. Chu transferred 19,531 of his ordinary shares to Mr. Lo.

Name	Number of Shares	Relationship to Us
Anthony Kai Yiu Lo	898,438	Shareholder, chairman of the board and co-chief executive officer and director

Franklin D. Chu	1,171,875	Shareholder and co-chief executive officer

Ronald Joseph Arculli	625,000	Shareholder and director

Humphrey P. Polanen	351,562	Shareholder and director

Raymond Ch’ien	78,125	Shareholder and advisor

The holders of the majority of these ordinary shares will be entitled to make up to three demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these ordinary shares may elect to exercise these registration rights at any time after the date on which these ordinary shares are released from escrow, which, except in limited circumstances, is not before (i) six months after the consummation of a business combination with respect to 20% of the ordinary shares held in the escrow account, and (ii) three years after the date of this prospectus with respect to the remaining 80% of the ordinary shares held in the escrow account. In addition, these shareholders have unlimited “piggy-back” registration rights on registration statements filed subsequent to the date on which these ordinary shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

We have agreed to pay FDC Consultants Limited, an affiliate of Mr. Chu, our co-chief executive officer, $7,500 per month for office space and general and administrative services including secretarial support. This arrangement is being agreed to by FDC Consultants Limited, an affiliate of Mr. Chu, for our benefit and is not intended to provide Mr. Chu compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving these transactions.

Our directors, Messrs. Lo, Chu Arculli and Polanen, and our advisor, Mr. Ch’ien, have entered into a revolving credit agreement with us in the amount of $125,000. Advances under the credit facility will be used to pay a portion of the expenses related to this offering. We intend to repay these loans from the proceeds of this offering. As of December 31, 2005, an aggregate of $59,330 has been advanced to us under the credit facility.

We will reimburse our officers, directors and advisor for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations and for out-of-pocket expenses incurred in connection with this offering. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 aggregate per month administrative fees and reimbursable out-of-pocket expenses described above, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing officers, directors, and advisor or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SHARE CAPITAL

General

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law (2004 Revision) of the Cayman Islands, or the Companies Law. Upon the closing of this offering, we will adopt a new amended and restated memorandum and articles of association. The following are summaries of material provisions of our new amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. We have filed copies of our complete memorandum and articles of association and the form of our new amended and restated articles of association as exhibits to our registration statement on Form F-1.

As of the date of this prospectus, our authorized share capital consists of 55,000,000 shares, divided into 50,000,000 ordinary shares, par value $0.0005 per share, and 5,000,000 preferred shares, par value $0.0005 per share. As of the date of this prospectus there are 3,125,000 ordinary shares outstanding. There are no preferred shares outstanding.

Units

Each unit consists of one ordinary share and one redeemable warrant. Each redeemable warrant entitles the holder to purchase one ordinary share. The ordinary shares and redeemable warrants will begin to trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters inform us of their decision to allow earlier separate trading, provided that in no event may the ordinary shares and redeemable warrants be traded separately until we have filed with the SEC a Report on Form 6-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report on Form 6-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 6-K.

Rights, Preferences and Restrictions of our Ordinary Shares

General.    All of our outstanding ordinary shares are fully paid and nonassessable. Certificates representing our ordinary shares are issued in registered form.

Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. We have not paid any dividends on our ordinary shares to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Voting Rights.    Each ordinary share is entitled to one vote on all matters upon which our ordinary shares are entitled to vote, including the election of directors. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by our chairman or any three shareholders present in person or by proxy or by a shareholder or shareholders present in person or by proxy or represents not less than one-tenth of the total voting rights of all members having the right to vote at the meeting or by a member or members present in person or by proxy and holding shares conferring a right to vote being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right. A quorum required for a meeting of shareholders consists of shareholders who hold at least one-third of our outstanding shares entitled to vote at the meeting present in person or by proxy.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes attaching to our ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to our ordinary shares. A special resolution is required for matters such as a change of name. Holders of our ordinary shares may by ordinary resolution, among other things, elect directors, appoint auditors, and make changes in the amount of our authorized share capital.

Liquidation.    On a return of capital on winding up or otherwise (other than on redemption or purchase of our ordinary shares) assets available for distribution among the holders of our ordinary shares shall be distributed among the holders of our ordinary shares pro rata. If the assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on our Ordinary Shares and Forfeiture of our Ordinary Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Our ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of our Ordinary Shares.    We may issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as we may, before the issue of the shares, determine by special resolution.

Preferred Shares

Our memorandum and articles of association provide for the authorization of preferred shares. The preferred shares may be issued from time to time at the discretion of the board of directors without shareholder approval. The board of directors is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the dividend rate, the redemption provisions, conversion provisions, liquidation preferred and other rights and privileges not in conflict with our amended and restated memorandum and articles of association. We have no immediate plans to issue any preferred shares and no preferred share are being issued in connection with the offering. The issuance of any of our preferred shares could provide needed flexibility in connection with possible acquisitions and other corporate purposes. However, the issuance could also make it more difficult for a third party to acquire a majority of our outstanding voting shares or discourage an attempt to gain control of us. In addition, the board of directors, without shareholder approval, can issue preferred shares with voting and conversion rights which could adversely affect the voting power and other rights of the holders of ordinary shares. These preferred shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Redeemable Warrants

No redeemable warrants are currently outstanding. Each redeemable warrant entitles the registered holder to purchase one ordinary share at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

The redeemable warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the redeemable warrants for redemption (including any warrants issued upon exercise of the unit purchase option sold to I-Bankers Securities Incorporated, WR Hambrecht + Co and Ladenburg Thalmann & Co. Inc.),

•	in whole and not in part,

•	at a price of $.01 per redeemable warrant at any time after the redeemable warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each redeemable warrant holder, and

•	if, and only if, the reported last sale price of our ordinary shares equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to redeemable warrant holders.

The redeemable warrants will be issued in registered form under a redeemable warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the redeemable warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the redeemable warrants.

The exercise price and number of ordinary shares issuable on exercise of the redeemable warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization or reorganization. However, the redeemable warrants will not be adjusted for issuances of ordinary shares at a price below the redeemable warrants respective exercise prices.

The redeemable warrants may be exercised upon surrender of the redeemable warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the redeemable warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of redeemable warrants being exercised. The redeemable warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their redeemable warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the redeemable warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No redeemable warrants will be exercisable unless at the time of exercise a prospectus relating to ordinary shares issuable upon exercise of the redeemable warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the redeemable warrants. Under the terms of the redeemable warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to ordinary shares issuable upon exercise of the redeemable warrants until the expiration of the redeemable warrants. However, we cannot assure you that we will be able to do so. The redeemable warrants may be deprived of any value and the market for the redeemable warrants may be limited if the prospectus relating to the ordinary shares issuable upon the exercise of the redeemable warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the redeemable warrants reside.

No fractional shares will be issued upon exercise of the redeemable warrants. If, upon exercise of the redeemable warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the redeemable warrant holder.

Purchase Option

We have agreed to sell to the representatives of the underwriters an option to purchase up to a total of 1,000,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the redeemable warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the redeemable warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section below entitled “Underwriting—Purchase Option.”

Directors

Interested Transactions.    Unless subject to any separate requirement (or Audit Committee approval under applicable law) and unless disqualified by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction in which he is interested, provided however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof that a director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

Remuneration and Borrowing.    The directors may determine remuneration to be paid to the directors. The directors may exercise all the powers of our company to borrow money and to mortgage or charge our undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any of our debts, liabilities, or obligations or those of any third party.

Qualifications.    There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting.

Classes of Directors.    The directors will be divided into three classes, as nearly equal in number as the then total number of directors permits. At our annual general meeting of shareholders in 2005, directors designated as Class I directors will be elected for a one-year term, directors designated as Class II for a two-year term and directors designated as Class III for a three-year term. At each succeeding annual general meeting of shareholders beginning in 2006, successors to the class of directors whose terms expire at that meeting shall be elected for a three-year term.

If the number of directors changes, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly as possible. Any additional directors of a class elected to fill a vacancy resulting from an increase in such class will hold office for a term that coincides with the remaining term of that class. Decreases in the number of directors will not shorten the term of any incumbent director.

Nonetheless, whenever the holders of preferred shares have the right, voting separately as a class, to elect directors, the election, term of office, filling of vacancies and other features of directorships will be governed by the applicable terms of our articles of association and the rights attaching to those preferred shares.

These board provisions could make it more difficult for third parties to gain control of our company by making it difficult to replace members of the board.

General Meetings of Shareholders

The directors may whenever they think fit advance notice of at least 10 days is required for the convening of the annual general meeting and other shareholders meetings.

Limitations on the Right to Own Shares

There are no limitations on the right to own our shares.

Limitations on Transfer of Shares

There are no provisions in our amended and restated memorandum or articles of association that would have an effect of delaying, deferring or preventing a change in control and that would operate only with respect to an acquisition or corporate restructuring.

Disclosure of Shareholder Ownership

There are no provisions in our amended and restated memorandum or articles of association governing the ownership threshold above which shareholder ownership must be disclosed. Unites States securities laws do, however, require disclosure of shareholder ownership in certain circumstances once ownership is above certain thresholds.

Changes in Capital

We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•	sub-divide our existing shares, or any of them into shares of smaller amount than is fixed by our amended and restated memorandum of association, subject nevertheless to the provisions of Section 13 of the Companies Law; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

We may by special resolution reduce our share capital and any capital redemption reserve fund in any manner authorized by law.

Differences in Corporate Law

The Companies Law is modeled after that of the United Kingdom but does not follow recent United Kingdom statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    Cayman Islands law does not provide for mergers as that expression is understood under United States corporate law. However, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of its authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.    Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which could be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected duly if authorized by more than a simple majority vote which has not been obtained;

•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•	those who control the company are perpetrating a “fraud on the minority.”

Certain Reporting Obligations

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we have agreed with the representatives of the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of a business combination, we will comply with the rules under the Exchange Act with respect to the furnishing and content of our proxy statement related to the business combination. We have also agreed with the representatives of the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of a business combination, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for current reports on Form 8-K and will file reports on Form 6-K complying with those rules and regulations. In addition, we have agreed with the representatives of the underwriters that we will furnish to American shareholders an English language version of our annual financial statements and all other materials regularly provided to other shareholders, and publish, at least quarterly, an English language version of our interim financial statements filed with the SEC.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our redeemable warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 15,625,000 ordinary shares outstanding, or 17,500,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 12,500,000 shares sold in this offering, or 14,375,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,125,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to October 21, 2006. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable, subject to certain limited exceptions for transfers to spouses, children and controlled trusts or companies, until (i) six months after the consummation of a business combination with respect to 20% of the ordinary shares held in the escrow account, and (ii) three years after the date of this prospectus with respect to the remaining 80% of the ordinary shares held in the escrow account. The ordinary shares held in the escrow account will only be released prior to these dates subject to certain limited exceptions.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our ordinary shares for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of ordinary shares then outstanding, which will equal 156,250 shares immediately after this offering (or 175,000 if the underwriters’ exercise their over-allotment option); and

•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 3,125,000 issued and outstanding ordinary shares on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to three demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these ordinary shares are released from escrow. In addition, these shareholders have unlimited “piggy-back” registration rights on registration statements filed subsequent to the date on which these ordinary shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and United States federal income tax consequences of an investment in ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Pursuant to Section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, we have obtained an undertaking from the Governor-in-Council:

•	that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to us or our operations; and

•	that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on the shares, debentures or other of our obligations.

The undertaking for us is for a period of 20 years from May 20, 2005.

United States Federal Income Taxation

This section describes the material United States federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares and warrants. This section does not address any aspect of United States federal gift or estate tax, or the state, local or foreign tax consequences of an investment in our ordinary shares and warrants. This section only applies to you if you acquire your ordinary shares and warrants in this offering and you hold your ordinary shares and warrants as capital assets for tax purposes. This discussion does not discuss all the tax consequences that may be relevant to particular investors in light of their circumstances or to investors that are subject to special rules, including:

•	a bank;

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	an insurance company;

•	a person liable for alternative minimum tax;

•	a person that actually or constructively owns 10% or more of the vote or value of our stock;

•	a person that holds ordinary shares that are a hedge or that are hedged against currency risks or as part of a straddle or a conversion transaction; or

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date hereof and all of which are subject to changes possibly retroactively. There is currently no comprehensive tax treaty between the United States and the Cayman Islands.

For purposes of the United States federal income tax discussion below, you are a U.S. holder if you are a beneficial owner of ordinary shares or warrants and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if (A) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (B) the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a United States domestic trust.

A non-U.S. holder is a beneficial owner of ordinary shares or warrants that is not a United States person for United States federal income tax purposes.

You should consult your own tax advisor regarding the United States federal, state and local tax consequences of owning and disposing of the ordinary shares or warrants in your particular circumstances.

This discussion addresses only United States federal income taxation.

Taxation of Dividends

U.S. Holders.    Under the United States federal income tax laws, and subject to the personal foreign investment company rules discussed below, if you are a U.S. holder, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a non-corporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2009 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold our ordinary shares for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. On February 19, 2004, the IRS announced that it will permit taxpayers to apply a proposed legislative change to the holding period requirement described in the preceding sentence as if such a change were already effective. The legislative “technical correction” would change the minimum required holding period, retroactive to January 1,2003, to more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. Dividends we pay with respect to our ordinary shares generally will be qualified dividend income provided that, in the year that you receive the dividend, our ordinary shares are readily tradable on an established securities market in the United States.

The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in our ordinary shares and thereafter as capital gain. If the dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot foreign currency/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Therefore, since the value of the foreign currency may decrease before you actually convert the currency into U.S. dollars, you may actually be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will ultimately receive. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Dividends will be income from sources outside the United States, but generally will be passive income or financial services income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.

Non-U.S. Holders.    If you are a non-U.S. holder, dividends paid to you in respect of our ordinary shares will not be subject to United States federal income tax unless the dividends are effectively connected with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, effectively connected dividends may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of Capital Gains

U.S. Holders.    Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your ordinary shares or warrants, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ordinary shares or warrants. Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. Your ability to deduct capital losses is subject to limitations.

Non-U.S. Holders.    If you are a non-U.S. holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your ordinary shares or warrants unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, effectively connected gains that you recognize, under certain circumstances, may also be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Passive Foreign Investment Company Rules

Special United States tax rules apply to a company that is considered a passive foreign investment company, or PFIC. Under these rules, we will be classified as a PFIC for United States federal income tax purposes in any taxable year in which either:

•	at least 75% of our gross income for the taxable year is passive income; or

•	at least 50% of the gross value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (not including certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

We do not expect to be a PFIC for our 2005 tax year or in the foreseeable future. Newly formed corporations, such as us, are excepted out of the PFIC rules for their first year of existence. In addition, we expect to conduct our affairs in a manner so that we will not qualify as a PFIC in the foreseeable future. Our determination of whether we are a PFIC is, however, not binding on the Internal Revenue Service. We cannot assure you that we will not be a PFIC in any future year.

If we are treated as a PFIC, and you are a U.S. holder that does not make a mark-to-market election, as described below, you will be subject to special rules with respect to:

•	any gain you realize on the sale or other disposition of your ordinary shares or warrants; and

•	any excess distribution that we make to you (generally, any distributions to you during a single taxable year that are greater than 125% of the average annual distributions received by you in respect of the ordinary shares during the three preceding taxable years or, if shorter, your holding period for the ordinary shares or ordinary shares).

Under these rules:

•	the gain or excess distribution will be allocated ratably over your holding period for the ordinary shares;

•	the amount allocated to the taxable year in which you realized the gain or excess distribution will be taxed as ordinary income;

•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

If you own ordinary shares in a PFIC that are treated as marketable stock, you may make a mark-to-market election. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your ordinary shares or warrants at the end of the taxable year over your adjusted basis in your ordinary shares or warrants. These amounts of ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the ordinary shares or warrants will be adjusted to reflect any such income or loss amounts. Your gain, if any, recognized upon the sale of your ordinary shares or warrants will be taxed as ordinary income.

In addition, notwithstanding any election you make with regard to the ordinary shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the 15% maximum rate applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

If you own ordinary shares during any year that we are a PFIC, you must file Internal Revenue Service Form 8621.

You should consult your own tax advisor regarding the application of the PFIC rules to our ordinary shares or warrants in your particular circumstances, including the availability of making an election to avoid adverse United States federal income tax consequences under the PFIC rules in the case we determined to be a PFIC in a future year.

Backup Withholding and Information Reporting

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	dividend payments or other taxable distributions made to you within the United States, and

•	the payment of proceeds to you from the sale of ordinary shares effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you are a noncorporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments made to you outside the United States by us or another non-United States payor and

•	other dividend payments and the payment of the proceeds from the sale of ordinary shares and warrants effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of ordinary shares or warrants effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of ordinary shares or warrants that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of ordinary shares or warrants effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which I-Bankers Securities Incorporated, WR Hambrecht + Co, LLC and Ladenburg Thalmann & Co. Inc. are acting as representatives, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
I-Bankers Securities, Inc.	1,550,000
WR Hambrecht + Co	4,650,000
Ladenburg Thalmann & Co. Inc	4,200,000
Maxim Group LLC	1,800,000
Dominick & Dominick LLC	150,000
Legend Merchant Group, Inc.	150,000

Total	12,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters may deliver prospectus’ via e-mail both as a PDF document and by a link to the Commission’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Pricing of Securities

We have been advised by the representatives that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $0.20 per unit and the dealers may reallow a concession not in excess of $0.05 per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the redeemable warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the ordinary shares and redeemable warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,875,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$100,000,000	$115,000,000
Discount (1)	$0.48	$6,000,000	$6,900,000
Non-accountable Expense Allowance	$0.08	$1,000,000	$1,000,000
Proceeds before expenses (2)	$7.44	$93,000,000	$107,100,000

(1)	Does not include expenses to be paid on behalf of the underwriters by us, such as the expense associated with engaging an investigative search firm to conduct background checks (estimated at no greater than $15,000)
(2)	The offering expenses are estimated at $450,000.

Redeemable Warrant Solicitation Fee

We have engaged I-Bankers Securities Incorporated, WR Hambrecht + Co and Ladenburg Thalmann & Co. Inc., the representatives of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the redeemable warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representatives for bona fide services rendered a commission equal to 5% of the exercise price for each redeemable warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. We have agreed to grant the holders of any shares issued hereunder the rights granted to the holders of the purchase option discussed below. In addition to soliciting, either orally or in writing, the exercise of the redeemable warrants, the representatives’ services may also include disseminating information, either orally or in writing, to redeemable warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the redeemable warrants. No compensation will be paid to the representatives upon the exercise of the redeemable warrants if:

•	the market price of the underlying ordinary shares is lower than the exercise price;

•	the holder of the redeemable warrants has not confirmed in writing that the underwriters solicited the exercise;

•	the redeemable warrants are held in a discretionary account;

•	the redeemable warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to redeemable warrant holders at the time of exercise.

Representatives’ Unit Purchase Option

To the extent we complete the public offering, we have agreed to sell to the representatives of the underwriters, for $100, an option to purchase up to a total of 1,000,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the redeemable warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the redeemable warrants included in the units sold in the offering). This option is exercisable at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. In lieu of the payment of the exercise price, the option may be converted into units on a net-share settlement or cashless exercise basis to the extent that the market value of the units at the time of conversion exceeds the exercise price of the option. The option may only be exercised or converted by the option holder and cannot be redeemed for cash by the Company or the option holder.

The sale of this option will be accounted for as an equity transaction in accordance with Emerging Issues Task Force No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock and will be measured at its fair value on the date of the sale in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment which will result in an increase in the Company’s cash position and shareholders’ equity by the $100 proceeds from the sale. The Company has determined based upon a trinomial model, that the fair value of this option on the date of sale would be approximately $2.4499 per unit or an aggregate of $2,449,900, assuming an expected life of five years, volatility of 33.7779% and a risk-free interest rate of 5.100%. Given the parameters used in the computation of the fair value of the option change over time, the actual fair value of the option on the date of sale is expected to be different from the estimated fair value computed above.

The volatility calculation of 33.7779% is based on the latest five year average volatility of an index of 447 companies drawn from the Shanghai Stock Exchange Composite Index that had been trading for at least five years and that had market capitalizations of less than $400 million. Because the Company does not have a trading history, the Company estimated the potential volatility of its ordinary share price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the latest five year average volatility of such index because management believes that the average volatility of such index is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock after consummation of a business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to this option, if the Company does not consummate a business combination within the prescribed time period and liquidates, this option would become worthless.

The option and the 1,000,000 units, the 1,000,000 ordinary shares and the 1,000,000 redeemable warrants underlying such units, and the 1,000,000 ordinary shares underlying such redeemable warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed a specified maximum.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representatives may engage in syndicate covering transactions by purchasing our securities in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representatives may reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Subject to any regulatory restrictions, during the first 20 trading days beginning the later of the date separate trading of the warrants has commenced or 60 calendar days after the end of the “restricted period” under Regulation M promulgated by the SEC, the representatives of the underwriters or certain of their principals, affiliates or designees have agreed to purchase up to 1,000,000 of warrants in the public marketplace at prices not to exceed $0.80 per warrant. The representatives of the underwriters have agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until the completion of a business combination. The commitment reflects the representatives’ belief that the management team will be successful in its efforts to locate and close on a suitable business combination within the required timeframe. No assurance, however, can be given in this regard.

Our existing officers, directors and advisor have severally agreed, pursuant to an agreement with the representatives of the underwriters, that they or certain of their affiliates or designees will purchase up to 1,500,000 of our warrants at market prices not to exceed $0.80 per warrant during the 20-trading day period commencing on the later of the date separate trading of the warrants commences or 60 calendar days after the end of the “restricted period” under Regulation M.

Such warrant purchases may serve to stabilize the market price of the warrants during such twenty-trading day period at a price above that which would prevail in the absence of such purchases by our existing shareholders. The termination of the support provided by the purchases of the warrants after the end of twenty-trading day period may materially adversely affect the trading price of the warrants.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the units, or the possession, circulation or distribution of this prospectus or any other material relating to us or the units in any jurisdiction where action for that purpose is required. Accordingly, the units may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the units may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Cayman Islands.    This prospectus does not constitute a public offer of the units, whether by way of sale or subscription, in the Cayman Islands.

Italy.    This offering of the Units has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no Units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the Units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the Units or distribution of copies of this prospectus or any other document relating to the Units in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany.    The offering of the Units is not a public offering in the Federal Republic of Germany. The Units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaudfspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the Units in or out of the Federal Republic of Germany. The Units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The Units will only be available to persons who, by profession, trade or business, buy or sell Units for their own or a third party’s account.

France.    The Units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the Units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the French Monetary and Financial Code and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the Units offered by this prospectus may be effected only in compliance with the above mentioned regulations.

Switzerland.    This issue prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The securities are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This issue prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code of Obligation. Accordingly, this issue prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom.    In the United Kingdom, the Units offered by this prospectus will only be available for purchase to a person who represents and agrees that: (a) it has not offered or sold, and for up to six months following the consummation of this offering, will not offer or sell, any Units offered by this prospectus to persons in the United Kingdom except to persons whose ordinary activities involve them acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995; (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, or the FSMA, in respect of anything done by it in relation to the Units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the FSMA, received by it in connection with the Units offered by this prospectus in circumstances where Section 21(1) of the FSMA does not apply to our company to persons who fall within the exemption to Section 21 of the FSMA set out in The

Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, or the Order, including to persons exempted under Article 19 (Investment Professionals) or Article 49(2)(a) to (d) (high net worth companies, unincorporated associations etc.) of the Order, or to persons to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated.

Hong Kong.    In this offering: (a) we have not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Units other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (b) we have not issued or have in our possession for the purposes of issue, and will not issue or have in our possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Units, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore.    This prospectus or any other offering material relating to our Units has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the Units will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly our Units may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our Units be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Finland.    The offering of the Units is not intended to be “public offer of securities” as set forth in the Securities Markets Act of Finland, and underlying Finnish regulation, and has not been approved by the Financial Supervision Authority of Finland. No action has been taken in Finland that would permit the public offering of the Units. The Units may not be offered to greater than one hundred investors, and the Units may not be, and are not being, offered or advertised by public media or by public promotion.

Iceland.    The Units are not registered for public distribution in Iceland pursuant to the Icelandic Act on Securities Transactions No. 33/2003 and underlying Icelandic regulations, and has not been approved by the Financial Supervisory Authority. The Units may not be offered or sold by means of this prospectus or anyway later resold to other than entities or persons defined as Institutional Investors in the Article 2(7) of the Icelandic Act on Securities Transactions and the regulation of the transactions of securities no. 233/2003. Any resale of the securities in Iceland will need to take place in accordance with the provisions of the Icelandic Act on Securities Transactions.

Other Terms

We have granted the representatives the right to have a designee present to observe all meetings of our board of directors for a period of five years from the date of this prospectus. The representatives have not named a designee as of the date of this prospectus.

Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder’s fee that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Jenkens & Gilchrist, a professional corporation. Cozen O’Connor is acting as counsel for the underwriters in this offering.

Legal matters as to Cayman Islands’ law will passed upon for us by Conyers Dill & Pearman. Jenkens & Gilchrist may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law.

EXPERTS

The financial statements of Shanghai Century Acquisition Corporation as of December 31, 2005 and for the period from April 25, 2005 (inception) to December 31, 2005, have been included herein and in the registration statement in reliance upon the Report of KPMG, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The office of KPMG is located at 8/F, Prince’s Building, Central, Hong Kong Special Administration Region, the People’s Republic of China.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands because of the following benefits found there:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

We have been advised that there is uncertainty as to whether the courts of the Cayman Islands or China would:

•	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F. Street, NE., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

SHANGHAI CENTURY ACQUISITION CORPORATION

(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Shanghai Century Acquisition Corporation

We have audited the accompanying balance sheet of Shanghai Century Acquisition Corporation (a development stage company) as of December 31, 2005, and the related statements of operations, shareholders’ equity and cash flows for the period from April 25, 2005 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shanghai Century Acquisition Corporation as of December 31, 2005, and the results of its operations and its cash flows for the period from April 25, 2005 (date of inception) to December 31, 2005, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company presently has no revenue, execution of its business plan is dependent upon being able to obtain additional liquidity and the Company’s cash and working capital as of December 31, 2005 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s/KPMG

Hong Kong, China

February 15, 2006

SHANGHAI CENTURY ACQUISITION CORPORATION

(a corporation in the development stage)

BALANCE SHEET

December 31, 2005

ASSETS
Current assets
Cash	$24,227
Deferred offering costs	68,129

Total assets	$92,356

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued expenses and offering costs	$22,182
Amounts due to shareholders	59,330

Total current liabilities	$81,512

SHAREHOLDERS’ EQUITY
Ordinary shares—$0.0005 par value; 50,000,000 shares authorized; 3,125,000 issued and outstanding	$1,562
Preferred shares—$0.0005 par value; 50,000,000 shares authorized; none issued and outstanding	—
Additional paid-in capital	23,438
Deficit accumulated during the development stage	(14,156)

Total shareholders’ equity	$10,844

Total liabilities and shareholders’ equity	$92,356

See accompanying notes to the financial statements.

SHANGHAI CENTURY ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the Period from April 25, 2005 (date of inception) to December 31, 2005

Revenues	$—
Operating expenses	14,156

Operating loss	14,156
Income tax expense	—

Net loss	(14,156)

Net loss per share	$(0.01)

See accompanying notes to the financial statements

SHANGHAI CENTURY ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENT OF SHAREHOLDERS’ EQUITY

For the period from April 25, 2005 (date of inception) to December 31, 2005

	Ordinary Shares		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Shareholders’ Equity
	Shares	Amount
Ordinary shares issued:
April 25, 2005	1,062,500	$531	$10,094	$—	$10,625
December 31, 2005	2,062,500	1,031	13,344	—	14,375
Net loss	—		—	(14,156)	(14,156)

Balance at December 31, 2005	3,125,000	$1,562	$23,438	(14,156)	$10,844

See accompanying notes to the financial statements

SHANGHAI CENTURY ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period from April 25, 2005 (date of inception) to December 31, 2005

Cash flows from operating activities:
Net loss	$(14,156)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in deferred offering costs	(68,129)
Increase in accrued expenses	22,182

Net cash used in operating activities	(60,103)

Cash flows from financing activities:
Issuance of shares to the founders	$25,000
Increase in amount due to shareholders	59,330

Net cash provided by financing activities	84,330

Net increase in cash	24,227
Cash at beginning of period	—

Cash at end of period	$24,227

See accompanying notes to the financial statements.

SHANGHAI CENTURY ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND BUSINESS OPERATIONS; BASIS OF PRESENTATION

Organization and Business Operations

Shanghai Century Acquisition Corporation (the “Company”) was incorporated in Cayman Islands on April 25, 2005 with an authorized share capital of 50,000,000 ordinary shares (par value $0.0005 per share) and 5,000,000 preferred shares (par value $0.0005 per share). The Company’s founders contributed $25,000 to the formation of the Company and were issued 3,125,000 ordinary shares. The Company was formed to acquire, through a stock exchange, asset acquisition or other similar business combination, an operating business having its primary operations located in the People’s Republic of China. The Company has neither engaged in any operations nor generated revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

Although substantially all of the net proceeds of the proposed offering of Units (as defined in Note 3 below) (the “Proposed Offering”), are intended to be generally applied toward consummating a business combination with (or acquisition of) one target business (“Business Combination”), there is no assurance that the Company will be able to successfully effect a Business Combination or complete the Proposed Offering. To the extent the Company completes the closing of the Proposed Offering, 95% of the gross proceeds, after deducting payment of certain amounts to the underwriter and other direct cost of the offering, will be held in a trust account until the earlier of (i) the consummation of the first Business Combination or (ii) liquidation of the Company as described below. The proceeds held in the trust account excluding $3,000,000 to be paid to the underwriters upon consummation of a business combination and a portion of the interest earned may be used as consideration to pay the sellers of a target business with which the Company ultimately completes a business combination. Any amount not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by the Company’s board of directors at that time. The remaining proceeds of the Proposed Offering may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for shareholder approval. The business combination will proceed only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 20% of the ordinary shares sold in this offering exercise their rights to redeem their shares for cash.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the Company will be dissolved and the proceeds held in the Trust account other than a portion of the interest earned will be distributed to the Company’s public shareholders. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

Basis of Presentation

The financial statements include the accounts of the Company. The Company has not commenced operations since its inception of April 25, 2005. All activities and expenses incurred form April 25, 2005 to December 31, 2005 are related to the Company’s formation and preparation of the Proposed Offering. The Company has selected December 31 as its fiscal year end.

SHANGHAI CENTURY ACQUISITION CORPORATION

(a corporation in the development stage)

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty are discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1 Cash:

Cash comprise cash at bank and on hand and demand deposits with banks and other financial institutions.

2.2 Loss per ordinary share:

Loss per share is computed by dividing net loss applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. There were no dilutive securities outstanding during the period.

2.3 Use of estimates:

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.4 Income taxes:

Under current Cayman Islands laws, the Company is not subject to income tax on income, and therefore, no income tax benefit has been recorded in respect of the net operating loss incurred.

2.5 Deferred offering costs:

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

NOTE 3—PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 12,500,000 units (“Units”). Each Unit consists of one ordinary share of the Company, $0.0005 par value, and one redeemable warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $6.00 commencing on the later of (a) one year from the effective date of the Proposed Offering or (b) the completion of a Business Combination with a target business, and expiring four years from the date of the prospectus. The Warrant will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the ordinary share is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on three business days prior to the date on which notice redemption is given.

SHANGHAI CENTURY ACQUISITION CORPORATION

(a corporation in the development stage)

To the extent the Company completes the Proposed Offering, the Company has agreed to sell to the underwriters, for $100, an option to purchase up to a total of 1,000,000 units as compensation for their services. The units issuable upon exercise of this option are identical to those offered in this Proposed Offering, except that the redeemable warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the redeemable warrants included in the Units offered in the Proposed Offering). This option is exercisable at $10.00 per Unit commencing on the later of the consummation of a Business Combination and one year from the date of the prospectus and expires five years from the date of the prospectus. In lieu of the payment of the exercise price, the option may be converted into units on a net-share settlement or cashless exercise basis to the extent that the market value of the units at the time of conversion exceeds the exercise price of the option. The option may only be exercised or converted by the option holder and cannot be redeemed for cash by the Company or the option holder.

The sale of the option is expected to be accounted for as an equity transaction in accordance with Emerging Issues Task Force No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock, and therefore would be measured at its fair value on the date of the sale in accordance with Statements of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment, which would result in an increase in the Company’s cash position and shareholders’ equity by the $100 proceeds from the sale. The Company has determined based upon a trinomial model, that the estimated fair value of the option on the date of sale would be approximately $2.4499 (unaudited) per unit or an aggregate of $2,449,900 (unaudited), assuming an expected life of five years, volatility of 33.7779% and a risk-free interest rate of 5.100%. Given the parameters used in the computation of the fair value of the option change over time, the actual fair value of the option on the date of sale is expected to be different from the estimated fair value computed above.

The volatility calculation of 33.7779% is based on the latest five year average volatility of an index of 447 companies drawn from the Shanghai Stock Exchange Composite Index that had been trading for at least five years and that had market capitalizations of less than $400 million (“Index”). Because the Company does not have a trading history, the Company estimated the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the latest five year average volatility of the Index because management believes that the average volatility of such index is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock after consummation of a Business Combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to this option, if the Company does not consummate a Business Combination within the prescribed time period and liquidates, this option would become worthless.

Pursuant to Rule 2710(g)(1) of the NASD Conduct Rule, the option to purchase 1,000,000 units is deemed to be underwriting compensation and therefore upon exercise, the underlying shares and warrants are subject to a 180-day lock-up. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of the Proposed Offering.

NOTE 4—COMMITMENT

The Company has agreed to pay FDC Consultants Limited, a company owned and managed by the Company’s co-chief executive officer, $7,500 per month for office space and general and administrative services including secretarial support commencing on the effective date of the Proposed Offering and continuing (i) until the consummation by the Company of a business combination (as described in Note 1), (ii) 18 months from commencement of the Proposed Offering if the Company does not effect a Business Combination, or (iii) 24 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive

SHANGHAI CENTURY ACQUISITION CORPORATION

(a corporation in the development stage)

agreement has been executed within 18 months of commencement of the Proposed Offering and the Company has not effected a business combination.

NOTE 5—SHAREHOLDER LOAN

The founders of the Company, have entered into a revolving credit agreement with the Company in the amount of $125,000. Advances under the credit facility will be used to pay a portion of the expenses of the Proposed Offering for the Securities and Exchange Commission registration fee, National Association of Securities Dealers registration fee and legal fees and expenses. The loan will be payable without interest on the earlier of October 22, 2006, or the consummation of the Proposed Offering. As of December 31, 2005, $59,330 has been drawn by the Company for the payment of certain operating expenses. The loan will be repaid out of the net proceeds of the Proposed Offering. In addition, $2,817 of the costs incurred prior to the formation of the Company will be reimbursed to one of the founders.

NOTE 6—PREFERRED SHARES

The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Until May 18, 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$100,000,000

SHANGHAI CENTURY ACQUISITION CORPORATION

12,500,000 Units

PROSPECTUS

I-Bankers Securities, Inc.

WR Hambrecht + Co

Ladenburg Thalmann & Co. Inc.

April 24, 2006